                                                                    EXHIBIT 10.1



                        ASSET PURCHASE AND SALE AGREEMENT



                                  BY AND AMONG




                               JP-PA (HK) LIMITED,

                            JPI/V ACQUISITION CORP.,

                              JAKKS PACIFIC, INC.,

                                PLAY ALONG, INC.,

                             PA DISTRIBUTION, INC.,

                         PLAY ALONG (HONG KONG) LIMITED,

                                  JAY FOREMAN,

                                  CHARLES EMBY,

                                       AND

                                 LAWRENCE GELLER



                            Dated as of June 10, 2004

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
1.   Definitions.............................................................................1

      1.1   "Action".........................................................................1
      1.2   "Adjusted Gross Profit"..........................................................1
      1.3   "AdvanTech"......................................................................2
      1.4   "Affiliate"......................................................................2
      1.5   "Agreement"......................................................................2
      1.6   "Arbitrating Accountants"........................................................2
      1.7   "Assets".........................................................................2
      1.8   "Assumed Contracts"..............................................................2
      1.9   "Assumed Obligations"............................................................2
      1.10  "Base"...........................................................................2
      1.11  "Blue Sky Laws"..................................................................2
      1.12  "Cash Component".................................................................2
      1.13  "Charles"........................................................................2
      1.14  "Closing"........................................................................2
      1.15  "Closing Balance Sheet"..........................................................2
      1.16  "Closing Date"...................................................................2
      1.17  "Closing Net Worth"..............................................................2
      1.18  "Closing Purchase Price".........................................................2
      1.19  "COBRA"..........................................................................3
      1.20  "Code"...........................................................................3
      1.21  "Company"........................................................................3
      1.22  "Company Plan"...................................................................3
      1.23  "Confidentiality Agreement"......................................................3
      1.24  "Contracts"......................................................................3
      1.25  "dollars" and "$"................................................................3
      1.26  "Domain Names"...................................................................3
      1.28  "Earn-out Period"................................................................3
      1.29  "EBITDA".........................................................................3
      1.30  "Effective Date".................................................................4
      1.31  "Effective Time".................................................................4
      1.32  "Employee Plan"..................................................................4
      1.33  "Employment Agreement"...........................................................4
      1.34  "Encumbrances"...................................................................4
      1.35  "Environmental Laws".............................................................4
      1.36  "ERISA"..........................................................................4
      1.37  "ERISA Affiliate"................................................................4
      1.38  "Estimated Purchase Price".......................................................4
      1.39  "Exchange Act"...................................................................4
      1.40  "Excluded Assets"................................................................4
      1.41  "Excluded Liabilities"...........................................................4
      1.42  "Financial Statements"...........................................................4
      1.43  "First Review Period Adjustment".................................................4
      1.44  "FTC"............................................................................4


      1.45  "GAAP"...........................................................................4
      1.46  "Government Entity"..............................................................5
      1.47  "Hazardous Materials"............................................................5
      1.48  "HK Assets"......................................................................5
      1.49  "HK Assumed Contracts"...........................................................5
      1.50  "HK Assumed Obligations".........................................................5
      1.51  "HK Business"....................................................................5
      1.52  "HK Effective Date of Employment"................................................5
      1.53  "HK Financial Statements"........................................................5
      1.54  "HK Hired Employees".............................................................5
      1.55  "HK Offer Employee"..............................................................5
      1.56  "HK Purchase Price"..............................................................5
      1.57  "HSR Act"........................................................................5
      1.58  "Hong Kong SAR"..................................................................5
      1.59  "Indemnified Party"..............................................................5
      1.60  "Indemnifying Party".............................................................5
      1.61  "IRS"............................................................................5
      1.62  "JAKKS"..........................................................................5
      1.63  "JAKKS Common Stock".............................................................5
      1.64  "JAKKS Guaranty".................................................................5
      1.65  "JAKKS HK".......................................................................6
      1.66  "JAKKS HK Scheme"................................................................6
      1.67  "JAKKS Preferred Stock"..........................................................6
      1.68  "JAKKS SEC Reports"..............................................................6
      1.69  "JAKKS Shares"...................................................................6
      1.70  "JAKKS US".......................................................................6
      1.71  "Jay"............................................................................6
      1.72  "Justice Department".............................................................6
      1.73  "Law"............................................................................6
      1.74  "Lawrence".......................................................................6
      1.75  "Master MPF Scheme"..............................................................6
      1.76  "Material Adverse Change" or "Material Adverse Effect"...........................6
      1.77  "Net Sales"......................................................................6
      1.78  "Net Worth"......................................................................6
      1.79  "Net Worth Adjustment"...........................................................7
      1.80  "New JAKKS HK Scheme"............................................................7
      1.81  "Non-competition Agreement"......................................................7
      1.82  "Notice of Claim"................................................................7
      1.83  "OSHA"...........................................................................7
      1.84  "PA Distribution"................................................................7
      1.85  "PA Hong Kong"...................................................................7
      1.86  "PA Hong Kong Scheme"............................................................7
      1.87  "Permits"........................................................................7
      1.88  "Permitted Liens"................................................................7
      1.89  "Person".........................................................................7

      1.90  "Play Along Business"............................................................8
      1.91  "Play Along Products"............................................................8
      1.92  "Post-Closing Payment"...........................................................8
      1.93  "Post-Closing Statement".........................................................8
      1.94  "Prime Rate".....................................................................8
      1.95  "Product Liability"..............................................................8
      1.96  "Purchase Price Adjustment"......................................................8
      1.97  "Purchaser"......................................................................8
      1.98  "Real Property"..................................................................8
      1.99  "Related Documents"..............................................................8
      1.100 "Registrar"......................................................................8
      1.101 "Registration Rights Agreement"..................................................8
      1.102 "Review Period"..................................................................9
      1.103 "SEC"............................................................................9
      1.104 "Securities Act".................................................................9
      1.105 "Seller".........................................................................9
      1.106 "Sellers' Review Period".........................................................9
      1.107 "Stockholder"....................................................................9
      1.108 "Stockholders Guaranty"..........................................................9
      1.109 "Target Closing Net Worth".......................................................9
      1.110 "Taxes"..........................................................................9
      1.111 "Tax Return".....................................................................9
      1.112 "Third Party Claim"..............................................................9
      1.113 "Trade Right"....................................................................9
      1.114 "US Assets"......................................................................9
      1.115 "US Assumed Contracts"...........................................................9
      1.116 "US Assumed Obligations"........................................................10
      1.117 "US Business"...................................................................10
      1.118 "US Effective Date of Employment"...............................................10
      1.119 "US Financial Statements".......................................................10
      1.120 "US Hired Employees"............................................................10
      1.121 "US Offer Employee".............................................................10
      1.122 "US Purchase Price".............................................................10
      1.123 "Value of JAKKS Stock"..........................................................10
      1.124 "WARN Act"......................................................................10

2.   Sale and Purchase of Assets............................................................10

      2.1   Transfer of Assets..............................................................10
      2.2   Closing Payments................................................................13
      2.3   Purchase Price Adjustments......................................................14
      2.4   Earn-out........................................................................16

3.   Representations and Warranties of the Stockholders.....................................18

      3.1   Ownership.......................................................................18
      3.2   Sellers' Authority..............................................................19
      3.3   Consents and Approvals..........................................................19

      3.4   No Conflict or Violation........................................................19
      3.5   Litigation......................................................................19
      3.6   Investment Representation.......................................................19

4.   Representations and Warranties of the Stockholders and Sellers concerning Sellers and the Play Along Business.....................................................................19

      4.1   Organization, Existence and Corporate Authority.................................20
      4.2   Capitalization; Ownership of Other Entities.....................................20
      4.3   Consents and Approvals..........................................................20
      4.4   No Conflict.....................................................................20
      4.5   Extent of Assets................................................................21
      4.6   Personal Property...............................................................21
      4.7   Title to Real Property..........................................................21
      4.8   Financial Statements............................................................22
      4.9   Indebtedness; Undisclosed Liabilities; Adverse Factors..........................23
      4.10  Absence of Material Changes.....................................................23
      4.11  Tax Matters.....................................................................25
      4.12  Accounts Receivable and Inventory...............................................27
      4.13  Contracts.......................................................................27
      4.14  Environmental Matters...........................................................28
      4.15  Intellectual Property...........................................................29
      4.16  Compliance with Laws............................................................30
      4.17  Litigation......................................................................30
      4.18  Employment......................................................................30
      4.19  Insurance.......................................................................34
      4.20  Brokers.........................................................................34
      4.21  Bulk Sales Laws.................................................................34
      4.22  Product Liability...............................................................34
      4.23  Fair Trading....................................................................35
      4.24  Permits.........................................................................35
      4.25  Investment Representation.......................................................35
      4.26  Customers and Suppliers.........................................................35
      4.27  OSHA Matters....................................................................35
      4.28  Bank Accounts...................................................................36
      4.29  Disclosure......................................................................36

5.   Representations and Warranties of Purchasers and JAKKS.................................36

      5.1   Authority Relative to Agreement.................................................36
      5.2   Capitalization..................................................................36
      5.3   No Conflict.....................................................................37
      5.4   Litigation......................................................................37
      5.5   Consents and Approvals..........................................................37
      5.6   Availability of Funds...........................................................37
      5.7   JAKKS Shares....................................................................37
      5.8   SEC Filings.....................................................................37
      5.9   Absence of Certain Changes or Events............................................38

      5.10  Brokers.........................................................................38
      5.11  Disclosure......................................................................38

6.   Closing................................................................................38

      6.1   Closing and Effective Time......................................................38
      6.2   Actions of Stockholders and Sellers at Closing..................................38
      6.3   Actions by Purchasers and JAKKS at Closing......................................41

7.   Certain Additional Covenants...........................................................42

      7.1   Post-Closing Access to Information..............................................42
      7.2   Preservation and Access to Records Pertaining to the Assets After the Closing...43
      7.3   Litigation Cooperation..........................................................43
      7.4   Allocation of Closing Purchase Price............................................43
      7.5   Additional Covenants relating to Employees and Employee Benefits................44
      7.6   Delivery of Property Received by Sellers or Purchasers After Closing............47
      7.7   JAKKS Appointed Attorney for Sellers............................................47
      7.8   Payment of Liabilities..........................................................47
      7.9   Taxes...........................................................................47
      7.10  Third Party Consents............................................................48
      7.11  Intellectual Property Matters...................................................49
      7.12  Post-Closing Management of Play Along Business..................................49
      7.13  Securities Law Filings..........................................................51
      7.14  Transfer of Domain Names........................................................51
      7.15  Company Name....................................................................51
      7.16  Access Codes and Combinations...................................................51
      7.17  Guaranty........................................................................51

8.   Indemnification........................................................................52

      8.1   By Sellers and Stockholders.....................................................52
      8.2   By Purchasers and JAKKS.........................................................52
      8.3   Limitations.....................................................................53
      8.4   Procedural Matters..............................................................54

9.   Additional Provisions..................................................................56

      9.1   Successors and Assigns, Assignability, Beneficiaries............................56
      9.2   Notices.........................................................................56
      9.3   Amendments and Waivers..........................................................57
      9.4   Severability....................................................................58
      9.5   Exhibits........................................................................58
      9.6   Integration and Entire Agreement................................................58
      9.7   Counterparts and Headings.......................................................58
      9.8   Survival........................................................................58
      9.9   Expenses........................................................................58
      9.10  Interpretations.................................................................59
      9.11  Further Assurances..............................................................59
      9.12  Confidentiality.................................................................59

      9.13  Risk of Loss....................................................................60
      9.14  Public Announcements............................................................60
      9.15  Remedies Cumulative; Specific Performance.......................................60
      9.16  Drafting........................................................................60
      9.17  Governing Law...................................................................60
      9.18  JURISDICTION; WAIVER OF JURY TRIAL..............................................60

                                LIST OF EXHIBITS

Exhibit A                  Form of Employment Agreement
Exhibit B                  Form of Non-competition Agreement
Exhibit C                  Form of Registration Rights Agreement
Exhibit D                  Form of Opinion of Sonnenschein Nath & Rosenthal LLP
                           and Baker & McKenzie
Exhibit E                  Form of Opinion of Feder, Kaszovitz, Isaacson, Weber,
                           Skala, Bass & Rhine LLP and Eccles & Lee


                                LIST OF SCHEDULES

Schedule 2.1(b)            Excluded Assets
Schedule 2.1(c)(i)(B)      HK Assumed Obligations
Schedule 2.1(c)(ii)(B)     US Assumed Obligations
Schedule 2.2               Cash Component Allocation
Schedule 2.4               Post-Closing Payments Schedule
Schedule 3.1               Beneficial Ownership; Voting Trusts and Proxies
Schedule 4.2               Capitalization
Schedule 4.3               Sellers' Consents & Approvals
Schedule 4.4               Sellers' Conflicts
Schedule 4.6(a)            Personal Property
Schedule 4.7(a)            Real Property
Schedule 4.8(a)            US Financial Statements
Schedule 4.8(b)            HK Financial Statements
Schedule 4.9               Indebtedness; Undisclosed Liabilities
Schedule 4.10              Adverse Changes
Schedule 4.13(a)           Contracts
Schedule 4.13(b)           Related Transactions
Schedule 4.15(a)           Trade Rights
Schedule 4.17              Sellers' Litigation
Schedule 4.18(a)           Labor Matters
Schedule 4.18(b)           Employee Plans
Schedule 4.18(c)           Employees and Consultants; Company Manuals
Schedule 4.19              Sellers' Insurance
Schedule 4.26(a)           Sellers' Customers
Schedule 4.26(b)           Sellers' Suppliers

Schedule 4.27              OSHA Matters
Schedule 4.28              Bank Accounts
Schedule 5.2               JAKKS Capitalization
Schedule 6.2(l)            Estimated Purchase Price Allocation
Schedule 6.3(b)            Allocation of JAKKS Shares
Schedule 7.5(a)            US Offer Employees
Schedule 7.5(f)            HK Offer Employees
Schedule 7.12(a)           Play Along Business Projections
Schedule 9.2               Stockholders' Addresses

                        ASSET PURCHASE AND SALE AGREEMENT

        THIS ASSET PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of June 10, 2004 (the "Effective Date"), is by and among JP-PA (HK) LIMITED, a Hong Kong limited liability company ("JAKKS HK"), JPI/V ACQUISITION CORP., a Delaware corporation ("JAKKS US" and, together with JAKKS HK, the "Purchasers"), both of which are direct or indirect wholly-owned subsidiaries of JAKKS Pacific, Inc., a Delaware corporation ("JAKKS"), JAKKS, PLAY ALONG, INC., a Delaware corporation (the "Company"), PA DISTRIBUTION, INC., a Delaware corporation ("PA Distribution"), PLAY ALONG (HONG KONG) LIMITED, a Hong Kong limited liability company ("PA Hong Kong" and, together with the Company and PA Distribution, the "Sellers"), JAY FOREMAN (hereafter referred to as "Jay"), CHARLES EMBY (hereafter referred to as "Charles"), and LAWRENCE GELLER (hereafter referred to as "Lawrence" and, together with Jay and Charles, the "Stockholders").

                              W I T N E S S E T H :

        WHEREAS, Sellers own and operate the Play Along Business; and

        WHEREAS, Purchasers desire to purchase and Sellers desire to sell the Play Along Business and substantially all of the assets with respect to the Play Along Business, upon the terms and subject to the conditions set forth in this Agreement; and

        WHEREAS, Sellers and the Stockholders have determined in good faith that it is in the best interests and to the benefit of Sellers, and in furtherance of their respective purposes, that Sellers sell the Play Along Business and substantially all of the assets with respect to the Play Along Business to Purchasers.

        NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

        1. Definitions. Capitalized terms used herein shall have the meanings ascribed to them in this Article 1 unless such terms are defined elsewhere in this Agreement.

               1.1 "Action" means any action, suit, bankruptcy proceeding, arbitration, mediation, inquiry, demand, claim, complaint, proceeding, dispute, investigation, whether in law or in equity and whether threatened or pending.

               1.2 "Adjusted Gross Profit" for any Review Period means the Net Sales for that Review Period less cost of goods and advertising expenses, including co-op and promotional allowances, and license royalties payable in respect of product sales, including unrecouped royalty guarantees and advances all when paid and applied in accordance with GAAP to an accounting period. For the avoidance of doubt, the parties agree that, except as provided by Section 7.12(a), no adjustment shall be made to Adjusted Gross Profit for any one-time payment made by Sellers, Purchasers or JAKKS to any licensor(s) under the Assumed Contracts in connection with obtaining the consent of such licensor(s) to the assignment of one or more Assumed Contracts to Purchasers pursuant to this Agreement. Further, the parties agree that no adjustment shall be made to Adjusted Gross Profit as a result of any post-Closing adjustments made by Purchasers to Sellers' pre-Closing financial accounting treatment of royalty advances.

               1.3 "AdvanTech" shall have the meaning set forth in Section 4.18(c).

               1.4 "Affiliate" means, as to the Person in question, any Person that controls, is controlled by, or is under common control with, the Person in question; and the term "control" means possession of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities, by contract, or otherwise.

               1.5 "Agreement" shall have the meaning set forth in the introductory paragraph.

               1.6 "Arbitrating Accountants" shall have the meaning set forth in
Section 2.3(a)(iii)(B).

               1.7 "Assets" shall have the meaning set forth in Section 2.1(a).

               1.8 "Assumed Contracts" means the HK Assumed Contracts and the US Assumed Contracts.

               1.9 "Assumed Obligations" means the HK Assumed Obligations and the US Assumed Obligations.

               1.10 "Base" means $52,600,000.

               1.11 "Blue Sky Laws" means the laws of any state, the District of Columbia, or any territory or other jurisdiction in the United States governing the offer and/or sale of securities in such jurisdiction.

               1.12 "Cash Component" means $70,202,000.

               1.13 "Charles" shall have the meaning set forth in the preamble to this Agreement.

               1.14 "Closing" shall have the meaning set forth in Section 6.1.

               1.15 "Closing Balance Sheet" shall have the meaning set forth in
Section 2.3(a)(i).

               1.16 "Closing Date" shall have the meaning set forth in Section 6.1.

               1.17 "Closing Net Worth" shall have the meaning set forth in
Section 2.3(a)(i).

               1.18 "Closing Purchase Price" means the Estimated Purchase Price as adjusted by the Purchase Price Adjustments.

               1.19 "COBRA" means the Consolidated Omnibus Reconciliation Act of 1985, as amended.

               1.20 "Code" means the Internal Revenue Code of 1986, as amended.

               1.21 "Company" shall have the meaning set forth in the preamble to this Agreement.

               1.22 "Company Plan" shall have the meaning set forth in Section 7.5(c).

               1.23 "Confidentiality Agreement" shall have the meaning set forth in Section 9.12.

               1.24 "Contracts" has the meaning set forth in Section 4.13(a).


               1.25 "dollars" and "$" shall mean currency of the United States of America.


               1.26 "Domain Names" means the domain names playalongtoys.com, patoys.com, mycpk.com, playalonghk.com and geoworx.com registered with Network Solutions, Inc.

               1.27 "Earn-out Objection Notice" shall have the meaning set forth in Section 2.4(g).

               1.28 "Earn-out Period" means the period beginning on the Effective Time and ending on December 31, 2007.

               1.29 "EBITDA" means the combined earnings from continuing operations from the sale of Play Along Products before interest, income taxes, depreciation and amortization of assets, each of such items calculated in accordance with GAAP and on a basis consistent with the Financial Statements, of
(a) Sellers during the period commencing January 1, 2004 up to the Effective Time and (b) Purchasers and its Affiliates during the period commencing as of the Effective Time through December 31, 2004. For the avoidance of doubt, the parties agree that, except as provided by Section 7.12(a), no adjustment shall be made to EBITDA for any (i) one-time payment made by Sellers, Purchasers or JAKKS to any licensor(s) under the Assumed Contracts in connection with obtaining the consent of such licensor(s) to the assignment of one or more Assumed Contracts to Purchasers pursuant to this Agreement, (ii) fees charged or mark-ups added by JAKKS or its Affiliates to any expenses incurred by JAKKS or its Affiliates with respect to the Play Along Business, or (iii) expenses incurred by JAKKS or its Affiliates except for expenses directly related to the Play Along Business that are incurred pursuant to Section 7.12. Further, the parties agree that no adjustment shall be made to EBITDA as a result of any (i) post-Closing adjustments made by Purchasers to Sellers' pre-Closing financial accounting treatment of royalty advances, or (ii) the fees and expenses of Sellers and Purchasers relating to the transactions contemplated by this Agreement referred to in Section 9.9.

               1.30 "Effective Date" shall have the meaning set forth in the introductory paragraph.

               1.31 "Effective Time" has the meaning set forth in Section 6.1.

               1.32 "Employee Plan" shall have the meaning set forth in Section 4.18(b).

               1.33 "Employment Agreement" has the meaning set forth in Section 6.2(g).

               1.34 "Encumbrances" means any and all mortgages, pledges, security interests, encumbrances, community property interests, conditions, equitable interests, options, warrants, attachments, rights of first refusal, preemptive, conversion, put, call or other claim or rights, restrictions on use, voting, receipt of income, transfer (other than restrictions imposed by federal and state securities laws) or exercise of any other attribute of ownership or liens or charges of any kind or nature whatsoever.

               1.35 "Environmental Laws" has the meaning set forth in Section 4.14(a).

               1.36 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               1.37 "ERISA Affiliate" means any Person which, by reason of its relationship with Sellers, is required to be aggregated with Sellers under Sections 414(b), 414(c) or 414(m) of the Code, or which, together with Sellers, is a member of a controlled group within the meaning of Section 4001(a) of ERISA.

               1.38 "Estimated Purchase Price" means the aggregate combined value of the Cash Component payable at Closing and the JAKKS Shares to be delivered at Closing.

               1.39 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               1.40 "Excluded Assets" shall have the meaning set forth in
Section 2.1(b).

               1.41 "Excluded Liabilities" shall have the meaning set forth in
Section 2.1(d).

               1.42 "Financial Statements" shall have the meaning set forth in
Section 4.8(b).

               1.43 "First Review Period Adjustment" shall have the meaning set forth in Section 2.3(b).

               1.44 "FTC" means the Federal Trade Commission.

               1.45 "GAAP" means generally accepted accounting principles in effect on the date hereof as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or as may be accepted generally by the accounting profession of the United States.

               1.46 "Government Entity" means any United States or foreign, federal, state or local court or tribunal or administrative, governmental or regulatory body, agency, commission, division, department, board, bureau, public body, instrumentality or other authority.

               1.47 "Hazardous Materials" shall have the meaning set forth in
Section 4.14(b).


               1.48 "HK Assets" shall have the meaning set forth in Section 2.1(a)(i).


               1.49 "HK Assumed Contracts" means the written or oral contracts, leases, licenses, agreements, arrangements, commitments, instruments or understandings included among the HK Assets.

               1.50 "HK Assumed Obligations" shall have the meaning set forth in
Section 2.1(c)(i).

               1.51 "HK Business" means the Play Along Business as conducted by and through PA Hong Kong.

               1.52 "HK Effective Date of Employment" shall have the meaning set forth in Section 7.5(f).

               1.53 "HK Financial Statements" shall have the meaning set forth in Section 4.8(b).

               1.54 "HK Hired Employees" shall have the meaning set forth in
Section 7.5(f).

               1.55 "HK Offer Employee" shall have the meaning set forth in
Section 7.5(f).

               1.56 "HK Purchase Price" means the amount of the Closing Purchase Price allocated to the HK Assets in accordance with Section 7.4 hereof.

               1.57 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

               1.58 "Hong Kong SAR" shall have the meaning set forth in Section 4.18(c).

               1.59 "Indemnified Party" shall have the meaning set forth in
Section 8.4(a).


               1.60 "Indemnifying Party" shall have the meaning set forth in
Section 8.4(a).


               1.61 "IRS" means U.S. Internal Revenue Service.


               1.62 "JAKKS" shall have the meaning set forth in the introductory paragraph.


               1.63 "JAKKS Common Stock" means the common stock, par value $.001 per share, of JAKKS.


               1.64 "JAKKS Guaranty" shall have the meaning set forth in Section 7.17(a).

               1.65 "JAKKS HK" shall have the meaning set forth in the introductory paragraph.


               1.66 "JAKKS HK Scheme" shall have the meaning set forth in
Section 7.5(g)(i).

               1.67 "JAKKS Preferred Stock" means the preferred stock, par value $.001 per share, of JAKKS.

               1.68 "JAKKS SEC Reports" shall have the meaning set forth in
Section 5.7.

               1.69 "JAKKS Shares" means 749,005 shares of JAKKS Common Stock.

               1.70 "JAKKS US" shall have the meaning set forth in the introductory paragraph.

               1.71 "Jay" shall have the meaning set forth in the preamble to this Agreement.

               1.72 "Justice Department" means the United States Department of Justice.


               1.73 "Law" means any statute, rule, regulation or ordinance of any Government Entity.


               1.74 "Lawrence" shall have the meaning set forth in the preamble to this Agreement.


               1.75 "Master MPF Scheme" means a master trust scheme registered pursuant to Section 21 of the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong).

               1.76 "Material Adverse Change" or "Material Adverse Effect" means a material adverse effect on or change in the business, assets, liabilities, revenues, costs and expenses, income before provision for income taxes, operations or condition, financial or otherwise, of Sellers taken as a whole or JAKKS and its Affiliates taken as a whole, as the case may be. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

               1.77 "Net Sales" means the invoiced amount of all Play Along Products sold following the Effective Time, less the sum of all freight invoiced to customers; sales taxes; credits for returns, shortages and trade discounts and allowances, including defective and markdown allowances but specifically excluding co-op and promotional allowances, all with respect to the Play Along Products.

               1.78 "Net Worth" means, on a combined basis, Sellers' total assets less Sellers' total liabilities, determined in accordance with GAAP (or accounting principles generally accepted in Hong Kong in the case of PA Hong Kong) on a basis consistent with that applied in prior periods.

               1.79 "Net Worth Adjustment" shall have the meaning set forth in
Section 2.3(a)(i).

               1.80 "New JAKKS HK Scheme" shall have the meaning set forth in
Section 7.5(g)(ii).

               1.81 "Non-competition Agreement" means the non-competition agreement, substantially in the form attached to this Agreement as Exhibit B.

               1.82 "Notice of Claim" shall have the meaning set forth in
Section 8.4(a).


               1.83 "OSHA" means the Occupational Safety and Health Act, as amended, and the rules and regulations promulgated thereunder and any similar Laws or regulations of any foreign, state or local jurisdiction.

               1.84 "PA Distribution" shall have the meaning set forth in the introductory paragraph.


               1.85 "PA Hong Kong" shall have the meaning set forth in the introductory paragraph.

               1.86 "PA Hong Kong Scheme" means the mandatory provident fund scheme of PA Hong Kong established under the HSBC Mandatory Provident Fund SuperTrust, which is a Master MPF Scheme.

               1.87 "Permits" means all franchises, approvals, permits, authorizations, licenses, orders, registrations, certificates, variances, and other similar permits or rights obtained by Sellers from any Government Entity and all pending applications therefor.

               1.88 "Permitted Liens" mean (a) statutory liens for Taxes to the extent that the payment thereof is not past due or to the extent the taxpayer is contesting such Taxes in good faith through appropriate proceedings, (b) statutory or common law liens to secure landlords, lessors or renters under real or personal property leases or rental agreements to the extent that no payment or performance under any such lease or rental agreement is in default, arrears or is otherwise past due, (c) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance or old age pension programs mandated under applicable Laws, (d) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent the payment thereof is not in arrears or otherwise past due, and (e) other imperfections of title and Encumbrances that do not, individually or in the aggregate, impair the continued use and operation of the Assets.

               1.89 "Person" means and includes an individual, a partnership, a joint venture, an association, a corporation, a trust, an unincorporated organization, a limited liability company or partnership, and a Government Entity.

               1.90 "Play Along Business" means the business of designing, producing, marketing, selling and distributing Play Along Products as conducted by the Sellers, comprising of the HK Business and the US Business.

               1.91 "Play Along Products" means (i) Sellers' products as of the Effective Date, together with any products that have been sold or marketed by Sellers at any time prior to the Effective Date (unless such products are among the Excluded Assets), (ii) any other products sold by Purchasers during the Earn-out Period that are improvements to or modifications of such products,
(iii) new products developed, acquired or licensed by Purchasers during the Earn-out Period (unless such products have been developed or acquired by JAKKS and/or its Affiliates (other than Purchasers) or licensed from JAKKS and/or its Affiliates (other than Purchasers); provided, that, JAKKS and Purchasers (acting reasonably and in good faith) may agree that a percentage of sales and corresponding expenses applicable to that product be included in Net Sales for purposes of computing Purchasers' Adjusted Gross Profit or EBITDA, as the case may be, in any Review Period) and (iv) any products sold by JAKKS and/or any of its Affiliates pursuant to licenses that are Assumed Contracts or improvements or modifications to such products or which are new products of Purchasers as described in clause (iii) above or improvements or modifications to such new products.

               1.92 "Post-Closing Payment" shall have the meaning set forth in
Section 2.4(a).

               1.93 "Post-Closing Statement" shall have the meaning set forth in
Section 2.4(f).

               1.94 "Prime Rate" shall mean the rate of interest publicly announced from time to time by Citibank, N.A., as its prime rate in effect at its principal office in the City of New York.

               1.95 "Product Liability" means a liability arising out of death, personal injury or damage to property caused by a defective product or service.

               1.96 "Purchase Price Adjustment" means the post-Closing adjustment to the Estimated Purchase Price to be made pursuant to Section 2.3.

               1.97 "Purchaser" means each of JAKKS HK and JAKKS US who, collectively, shall be referred to herein as the "Purchasers."

               1.98 "Real Property" shall have the meaning set forth in Section 4.7(a).

               1.99 "Related Documents" shall have the meaning set forth in
Section 3.2.

               1.100 "Registrar" means Network Solutions, Inc.

               1.101 "Registration Rights Agreement" means the registration rights agreement, substantially in the form attached to this Agreement as Exhibit C, providing for the registration under the Securities Act of the JAKKS Shares delivered at the Closing.

               1.102 "Review Period" means each consecutive twelve (12) month period ending on each of December 31, 2004, 2005, 2006 and 2007.

               1.103 "SEC" means the U.S. Securities and Exchange Commission.

               1.104 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               1.105 "Seller" means each of the Company, PA Distribution and PA Hong Kong which, collectively, shall be referred to herein as the "Sellers."

               1.106 "Sellers' Review Period" shall have the meaning set forth in Section 2.4(g).

               1.107 "Stockholder" means each of Jay, Charles and Lawrence who, collectively, shall be referred to herein as the "Stockholders."

               1.108 "Stockholders Guaranty" shall have the meaning set forth in
Section 7.17(b).

               1.109 "Target Closing Net Worth" means $2,000,000.

               1.110 "Taxes" means any and all taxes, levies or other like assessments, charges or fees (including estimated taxes, charges and fees), including, without limitation, income, corporation, add-on minimum, ad valorem, advance corporation, gross receipts, transfer, excise, property, real estate taxes and assessments, sales, use, value-added, license, payroll, employment, severance, pay as you earn, withholding on amounts paid by or to the relevant party, social security and franchise or other governmental taxes or charges, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof; and such term shall include any interest, penalties or additions to tax attributable to such taxes. Such term also shall include any interest, fines or penalties levied as a result of failure to file a Tax Return or the delinquent filing of any Tax Return.

               1.111 "Tax Return" means any report, return, statement or other written information required to be supplied to a taxing authority in connection with Taxes.

               1.112 "Third Party Claim" shall have the meaning set forth in
Section 8.4(b).

               1.113 "Trade Right" means a patent, claim of copyright, trademark, trade name, brand name, service mark, logo, symbol, trade dress or design, or representation or expression of any thereof, or registration or application for registration thereof, or any other invention, trade secret, technical information, know-how or other proprietary right or intellectual property.

               1.114 "US Assets" shall have the meaning set forth in Section 2.1(a)(ii).

               1.115 "US Assumed Contracts" means the written or oral contracts, leases, licenses, agreements, arrangements, commitments, instruments or understandings included among the US Assets.

               1.116 "US Assumed Obligations" shall have the meaning set forth in Section 2.1(c)(ii).

               1.117 "US Business" means the Play Along Business as conducted by and through the Company and PA Distribution.

               1.118 "US Effective Date of Employment" shall have the meaning set forth in Section 7.5(a).

               1.119 "US Financial Statements" shall have the meaning set forth in Section 4.8(a).

               1.120 "US Hired Employees" shall have the meaning set forth in
Section 7.5(a).

               1.121 "US Offer Employee" shall have the meaning set forth in
Section 7.5(a).

               1.122 "US Purchase Price" means the amount of the Closing Purchase Price allocated to the US Assets in accordance with Section 7.4 hereof.

               1.123 "Value of JAKKS Stock" means the average closing sale price per share of JAKKS Common Stock as reported on the Nasdaq National Market over the last twenty (20) trading days preceding (but not including) the Closing Date.

               1.124 "WARN Act" means the Worker Adjustment and Retraining Notification Act, as amended.

        2. Sale and Purchase of Assets.

               2.1 Transfer of Assets. On the basis of the representations and warranties of the parties and subject to the terms and conditions set forth in this Agreement:

                      (a) Purchase and Sale of Assets. On the Closing Date, (i) PA Hong Kong, as beneficial owner, agrees to, and the Stockholders agree to cause PA Hong Kong to, sell and transfer to JAKKS HK, and JAKKS HK agrees to purchase from PA Hong Kong all of the assets, properties, privileges, claims and rights that are owned, used or held for use in connection with, or that are otherwise related to or required for the conduct of, the HK Business, as a going concern, of every kind, nature and description, wherever located, whether such assets, properties and rights are real, personal or mixed, tangible or intangible, whether or not any of such assets, properties, privileges, claims and rights have any value for accounting purposes or are carried or reflected on or specifically referred to in the HK Financial Statements, as such assets shall exist on the Closing Date (the "HK Assets"), and (ii) the Company and PA Distribution agree to, and the Stockholders agree to cause the Company and PA Distribution to, sell and transfer to JAKKS US, and JAKKS US agrees to purchase from the Company and PA Distribution all of the assets, properties, privileges, claims and rights that are owned, used or held for use in connection with, or that are otherwise related to or required for the conduct of, the US Business, as a going concern, of every kind, nature and description, wherever located, whether such assets, properties and rights are real, personal or mixed, tangible or intangible, whether or not any of such assets, properties, privileges, claims and rights have any value for accounting purposes or are carried or reflected on or specifically referred to in the U.S. Financial Statements, as such assets shall exist on the Closing Date (the "US Assets" and, together with the HK Assets, the "Assets"), in the case of all such Assets, free and clear of all Encumbrances except for Permitted Liens, excluding the Excluded Assets (as defined in Section 2.1(b) below), such purchase and sale being deemed to be effective at the Effective Time, including the following:

                             (i) all tangible assets and properties owned, used
or held for use by Sellers, including machinery and equipment, tools, furniture, office equipment, furnishings and fixtures and machinery and equipment under order or construction;

                             (ii) all inventories, including finished goods,
work-in-progress, raw materials, accessories, packaging, manufacturing, administrative and other supplies on hand, goods held for sale or to be furnished under the Assumed Contracts and other inventories owned, used or held for use by Sellers in connection with the Play Along Products;

                             (iii) all cash, cash equivalents, investments,
investment securities and certificates of deposit of Sellers;

                             (iv) all billed and unbilled accounts receivable
and all notes receivable of Sellers;

                             (v) all credits, prepaid expenses, deferred
charges, advance payments, security deposits and deposits owned, used or held for use by Sellers;

                             (vi) all Trade Rights, including the name "Play
Along";

                             (vii) all Domain Names of Sellers;

                             (viii) all websites of Sellers and all related
property technologies and other related assets;

                             (ix) any and all written or oral contracts, leases,
licenses, agreements, arrangements, commitments, instruments or understandings pertaining to the Assets;

                             (x) all Permits;

                             (xi) all of Sellers' books, records, ledgers,
files, documents (including originally executed copies of written contracts, customer and supplier lists (past, present or future), correspondence, memoranda, forms, lists, plats, architectural plans, drawings and specifications, copies of documents evidencing Trade Rights, new product development materials, creative materials, advertising and promotional materials, studies, reports, sales and purchase correspondence, books of account and records relating to the employees, photographs, quality control records and procedures, equipment maintenance records, manuals and warranty information, research and development files, in each case, whether in hard copy, electronic or magnetic format;

                             (xii) all rights or choses in action arising out of
occurrences before or after the Closing Date, including third party warranties and guarantees and all related claims, credits, rights of recovery and set-off and other similar contractual rights, as to third Persons held by or in favor of Sellers; and

                             (xiii) all rights to insurance and condemnation
proceeds relating to the damage, destruction, taking or other impairment of the Assets or the Play Along Business.

                      (b) Excluded Assets. Anything to the contrary in Section 2.1(a) notwithstanding, the Assets shall exclude and the Purchasers shall not purchase any assets, properties, privileges, claims and rights, if any, of Sellers identified on Schedule 2.1(b) (collectively, the "Excluded Assets").

                      (c) Assumed Obligations.

                             (i) Effective as of the Effective Time, PA Hong
Kong shall assign, and the Stockholders shall cause PA Hong Kong to assign, and JAKKS HK shall assume and agree to discharge as of the Effective Time, only the following liabilities and obligations (collectively, the "HK Assumed Obligations") in respect of the HK Business:

                                    (A) All liabilities of PA Hong Kong
reflected on the Closing Balance Sheet and all current liabilities of PA Hong Kong incurred in the ordinary course of business since March 31, 2004; and

                                    (B) All other obligations listed on Schedule
2.1(c)(i)(B) or Sellers' other disclosure schedules to this Agreement, except as those obligations may relate to the Excluded Assets or to liabilities and/or obligations that are specifically excluded under this Agreement and/or the schedules hereto.

                             (ii) Effective as of the Effective Time, the
Company and PA Distribution shall assign, and the Stockholders shall cause the Company and PA Distribution to assign, and JAKKS US shall assume and agree to discharge as of the Effective Time, only the following liabilities and obligations (collectively, the "US Assumed Obligations") in respect of the US
Business:

                                    (A) All liabilities of the Company and PA
Distribution reflected on the Closing Balance Sheet and all current liabilities of the Company and PA Distribution incurred in the ordinary course of business since March 31, 2004; and

                                    (B) All other obligations listed on Schedule
2.1(c)(ii)(B) or Sellers' other disclosure schedules to this Agreement, except as those obligations may relate to the Excluded Assets or to liabilities and/or obligations that are specifically excluded under this Agreement and/or the schedules hereto.

                      (d) Excluded Liabilities. Notwithstanding anything to the contrary contained herein, Sellers shall retain and not assign and Purchasers shall not assume any debts, obligations or liabilities of Sellers (A) not expressly assumed pursuant to Section 2.1(c) hereof or (B) expressly excluded in the schedules to this Agreement (collectively, the "Excluded Liabilities"). The Stockholders and Sellers shall continue to be obligated to pay, perform and discharge the Excluded Liabilities and shall hold Purchasers and JAKKS and their respective Affiliates harmless from such Excluded Liabilities. Notwithstanding anything to the contrary contained in this Agreement or in the schedules hereto, the Excluded Liabilities shall include:

                             (i) To the extent not reflected on the Closing
Balance Sheet or disclosed on Schedule 4.9, all current and long-term debt of Sellers existing as of the Closing;

                             (ii) All general liability for Actions commencing
prior to the Effective Time that are not reflected on the Closing Balance Sheet or disclosed on Schedule 4.17 if the facts underlying the Action constitute a breach of a representation or warranty made under this Agreement;

                             (iii) To the extent not reflected on the Closing
Balance Sheet or disclosed on Schedules 4.18(a), (b) or (c), all obligations or liabilities (including liabilities or obligations under ERISA or COBRA that may result from any inaccuracy, misrepresentation or breach of the representations and warranties contained in Section 4.18), in respect of any employee pension or benefit plan or program (including any Employee Plan), except as such obligations and liabilities pertain to the HK Assumed Contracts, the Company Plan or any other Employee Plan assumed by JAKKS US pursuant to Section 7.5(d), or any obligations or liabilities to AdvanTech as set forth in Section 7.5(f);

                             (iv) Any environmental liabilities, conditions or
obligations that arise from Sellers' disposal or release of any Hazardous Materials on, at or underlying Sellers' Real Property prior to the Effective Time or that Sellers have knowledge of with respect to the Real Property or to Sellers' knowledge, any other real property that any Seller or any of its Affiliates directly or indirectly owns, leases or occupies or in respect of which such Person has any interest or contingent interest;

                             (v) To the extent not reflected on the Closing
Balance Sheet or disclosed on Schedules 4.18(a), (b) or (c) or otherwise pertaining to the Assumed Contracts, all obligations or liabilities in respect of any employees, consultants, agents, contractors or advisors pursuant to any oral or written consulting, employment, agency, independent contractor, change in control, severance or similar agreement or arrangement, accrued sick leave or paid-time off obligations; and

                             (vi) To the extent not reflected on the Closing
Balance Sheet or otherwise disclosed on Schedule 4.11(a), any liability for Taxes, whether or not accrued, assessed or currently due and payable, of the Stockholders or Sellers, whether or not related to the ownership or use of the Assets for the purposes of or so accruing, being asserted, or becoming due in respect of or in connection with the Play Along Business, for any Tax period (or portion thereof) ending on or prior to the Closing Date, including any liability of the Stockholders or Sellers as members of an affiliated group pursuant Treasury Regulation Section 1502-6(a) of the Code.

               2.2 Closing Payments. On the Closing Date and in partial consideration for the Assets, Purchasers shall distribute the Cash Component of the Estimated Purchase Price by means of wire transfers of immediately available funds by 2:00 p.m., New York City time directly to Sellers, with each Seller receiving that percentage of the Cash Component as is set forth on Schedule 2.2, which percentage corresponds to the percentage that the HK Assets or US Assets, as the case may be, represent of the Assets in their entirety based on the purchase price allocation agreed to by the parties and set forth on Schedule 6.2(l) hereto.

               2.3 Purchase Price Adjustments.

                      (a) Net Worth Adjustment.

                             (i) Within forty-five (45) days after the Closing
Date, Sellers' shall provide to Purchasers and JAKKS at Sellers' expense (A) Sellers' combined balance sheet, prepared in a manner consistent with the Financial Statements, as of the close of business on the Closing Date (the "Closing Balance Sheet"), (B) a statement of the legal and accounting expenses relating to the transactions contemplated by this Agreement paid by (or to be paid by) Sellers' in connection with the Closing or the determination of the Net Worth Adjustment, (C) a statement of Sellers' combined Net Worth, prepared in a manner consistent with the Financial Statements, as of the close of business on the Closing Date (the "Closing Net Worth"), (D) based on the foregoing item, a computation of the difference, if any, between Sellers' Closing Net Worth and the Target Closing Net Worth, and (E) a computation of the Closing Purchase Price as determined by Sellers in accordance with this Section 2.3(a) (the "Net Worth Adjustment").

                             (ii) Purchasers shall provide Sellers, their
respective accountants and other personnel preparing the Closing Balance Sheet and statement of Sellers' Closing Net Worth with access at Purchasers' principal offices, at all times upon reasonable notice during normal business hours, to Purchasers' personnel, properties, and books and records pertaining to the Assets for purposes of preparing the Closing Balance Sheet and Closing Net Worth statement. Purchasers and JAKKS shall have the right to audit the preparation of the Closing Balance Sheet and/or Closing Net Worth statement, and shall have reasonable access to the workpapers of the accountants and other personnel of Sellers preparing the Closing Balance Sheet and statement of Sellers' Closing Net Worth. During the thirty (30) days immediately following the receipt by Purchasers and JAKKS of the items set forth in Section 2.3(a)(ii), Purchasers and JAKKS and their respective accountants shall be entitled to review such items and any working papers, trial balance and similar materials relating thereto prepared by Sellers, their accountants or other personnel.

                             (iii) (A) If Purchasers or JAKKS do not accept the
Closing Balance Sheet or Sellers' computation of the Closing Purchase Price and/or the Net Worth Adjustment (including any entries, figures or computations on the Closing Balance Sheet, Closing Net Worth statement and any other figures or computations used in determining the Closing Purchase Price or the Net Worth Adjustment), Purchasers shall give written notice to Sellers within thirty (30) days after delivery thereof. Notwithstanding the foregoing or anything contained herein to the contrary, to the extent that Purchasers or JAKKS require additional written documentation and information that is reasonably necessary for them to evaluate Sellers' computation of the Closing Purchase Price and/or the Net Worth Adjustment, Purchasers' and JAKKS' review period shall be extended for an additional ten (10) business days from their receipt of such additional written documentation and information. The notice shall set forth in reasonable detail the basis for Purchasers' and JAKKS's objections to the Closing Balance Sheet, Closing Purchase Price and/or the Net Worth Adjustment.

                                    (B) If Purchasers or JAKKS do not object
within such thirty (30) day period, the Closing Balance Sheet, Closing Purchase Price and the Net Worth Adjustment shall be deemed accepted and approved by Purchasers and JAKKS. If Purchasers or JAKKS shall raise any objections within the thirty (30) day period, the parties shall attempt to resolve the matter or matters in dispute. If the matters in dispute cannot be resolved by the parties within sixty (60) days after delivery of Purchasers' or JAKKS' objections, the specific matters in dispute shall be submitted to BDO Seidman, LLP (the "Arbitrating Accountants"), which firm shall make a final and binding determination as to such matter or matters. The Arbitrating Accountants shall deliver to the parties their written determination regarding the matters submitted to them within sixty (60) days, which determination shall be binding and conclusive upon all parties with respect to the Closing Balance Sheet and calculation of the Closing Purchase Price and/or the Net Worth Adjustment. Any such determination shall not require Sellers to alter the Financial Statements.

                                    (C) Fees and expenses of the Arbitrating
Accountants shall be paid 50% by the Purchasers and 50% by Sellers.

                             (iv) If Sellers' Closing Net Worth is less than the
Target Closing Net Worth, then Sellers shall pay Purchasers the excess of the Target Closing Net Worth over the Closing Net Worth. If Sellers fail to make any payment required by this clause (iv) within the time frame established by
Section 2.3(c) below, then Sellers also shall pay interest at the Prime Rate on the amount of such payment for the period from the date such payment was due through (but excluding) the actual date of such payment to Purchasers.

                       (b) First Review Period Adjustment.

                             (i) If during the 2004 Review Period of the
Earn-out Period, Purchasers do not achieve Adjusted Gross Profit equal to at least 110% of the Base, then JAKKS, on behalf of Purchasers, shall be entitled to claim and receive from Sellers and Stockholders (on a joint and several basis) as an adjustment to the Estimated Purchase Price (the "First Review Period Adjustment" and, together with the Net Worth Adjustment, the "Purchase Price Adjustments") an amount equal to the amount that corresponds to the difference expressed as a percentage between Adjusted Gross Profit attained during the 2004 Review Period and the Base as set forth on the following Table; provided, that, in no event shall the First Review Period Adjustment paid to JAKKS exceed $10.0 million.

--------------------------------------------------------------------------------
FIRST REVIEW PERIOD (CALENDAR YEAR 2004)
--------------------------------------------------------------------------------
                                                              FIRST REVIEW  PERIOD
ADJUSTED GROSS PROFIT                                          ADJUSTMENT AMOUNT
--------------------------------------------------------------------------------
equal to or greater than 110% of the Base                                  $0
--------------------------------------------------------------------------------
less than 110% of the Base but equal to or greater than 109%
of the Base                                                        $2,000,000
--------------------------------------------------------------------------------
less than 109% of the Base but equal to or greater than 108%
of the Base                                                        $3,000,000
--------------------------------------------------------------------------------
less than 108% of the Base but equal to or greater than 107%
of the Base                                                        $4,000,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FIRST REVIEW PERIOD (CALENDAR YEAR 2004)
--------------------------------------------------------------------------------
                                                              FIRST REVIEW  PERIOD
ADJUSTED GROSS PROFIT                                          ADJUSTMENT AMOUNT
--------------------------------------------------------------------------------
less than 107% of the Base but equal to or greater than 106%
of the Base                                                        $5,000,000
--------------------------------------------------------------------------------
less than 106% of the Base but equal to or greater than 105%
of the Base                                                        $6,000,000
--------------------------------------------------------------------------------
less than 105% of the Base but equal to or greater than 104%
of the Base                                                        $7,000,000
--------------------------------------------------------------------------------
less than 104% of the Base but equal to or greater than 103%
of the Base                                                        $8,000,000
--------------------------------------------------------------------------------
less than 103% of the Base but equal to or greater than 102%
of the Base                                                        $9,000,000
--------------------------------------------------------------------------------
less than 102% of the Base                                        $10,000,000
--------------------------------------------------------------------------------


                             (ii) The procedures set forth in Section 2.4(g)
through (i) below shall control in the event of any disagreement among the parties over the Post-Closing Statement delivered by Purchasers for the 2004 Review Period and Purchasers' calculation of the First Review Period Adjustment.

                      (c) Payment of Purchase Price Adjustments. Any payment pursuant to this Section 2.3 shall be made by Sellers within five (5) business days after acceptance of any Purchase Price Adjustment by the parties or, in the case of written notice of objection by Purchasers or Sellers, as the case may be, within five (5) business days after any Purchase Price Adjustment is finally determined as provided above. In the event Sellers fail to make any payments required under this Section 2.3, Purchasers shall have the right to set-off the amounts owing against any Post-Closing Payment payable to Sellers hereunder.

               2.4 Earn-out.

                      (a) If, during the 2004 Review Period of the Earn-out Period, EBITDA equals at least $41.0 million, Purchasers shall pay Sellers an amount (each a "Post-Closing Payment" and, collectively, the "Post-Closing Payments") equal to one-half of the dollar amount of EBITDA attained during the 2004 Review Period in excess of $41.0 million; provided, that, in no event shall any Post-Closing Payment for calendar 2004 exceed $10.0 million. Sellers acknowledge and agree that if a Post-Closing Payment is made by Purchasers for the 2004 Review Period, the dollar amounts payable for the remainder of the Earn-out Period shall be adjusted such that for each subsequent Review Period, the maximum Post-Closing Payment payable shall equal 1/3rd of the difference between $30.0 million and the amount of the 2004 Post-Closing Payment, with a corresponding percentage reduction in the payments payable at each of the lower thresholds of each remaining Review Period. For example, if in the 2004 Review Period EBITDA of $65.0 million is achieved and Sellers therefore receive a $10.0 million Post-Closing Payment, the maximum Post-Closing Payment for each subsequent Review Period would be $6,666,667 and the payments for each of the lower thresholds would be reduced on a corresponding percentage basis, such that the lowest Post-Closing Payment payable to Sellers would be $1,333,333. If instead, however, EBITDA for the 2004 Review Period is only $49.0 million and Sellers therefore receive a Post-Closing Payment of $4.0 million for the First Review Period, the maximum Post-Closing Payment for each of the following Review Periods would be $8,666,667 and the payments for each of the lower thresholds would be reduced on a corresponding percentage basis, such that the lowest Post-Closing Payment payable to Sellers would be $1,733,333.

                      (b) If, during the 2005 Review Period of the Earn-out Period, Adjusted Gross Profit with respect to the Play Along Products is equal to at least 112% of the Base, Purchasers shall pay Sellers a Post-Closing Payment equal to the amount that corresponds to the aggregate percentage increase in Adjusted Gross Profit from the Base attained during the 2005 Review Period as set forth on Table A of Schedule 2.4.

                      (c) If, during the 2006 Review Period of the Earn-out Period, Adjusted Gross Profit with respect to the Play Along Products is equal to at least 122% of the Base, Purchasers shall pay Sellers a Post-Closing Payment equal to the amount that corresponds to the aggregate percentage increase in Adjusted Gross Profit from the Base attained during the 2006 Review Period as set forth on Table B of Schedule 2.4.

                      (d) If, during the 2007 Review Period of the Earn-out Period, Adjusted Gross Profit with respect to the Play Along Products is equal to at least 132% of the Base, Purchasers shall pay Sellers a Post-Closing Payment equal to the amount that corresponds to the aggregate percentage increase in Adjusted Gross Profit from the Base attained during the 2007 Review Period as set forth on Table C of Schedule 2.4.

                      (e) Subject to the completion of the Sellers' Review Period and any exercise by Purchasers of their set-off rights described in
Section 2.3(c) above, each Post-Closing Payment shall be made within ninety (90) days after the end of the applicable Review Period triggering Purchasers' obligations hereunder and shall be payable by wire transfer to Sellers in accordance with the written instructions of Sellers previously given to Purchasers pursuant to Section 2.2. For the avoidance of doubt, if it is reasonably likely that the Sellers' Review Period will extend beyond ninety (90) days after the end of the applicable Review Period, then Purchasers within such ninety (90) day period shall pay that portion of a Post-Closing Payment that is not disputed by Purchasers and Sellers. Subject to Purchasers' set-off rights described in Section 2.3(c) above, if Purchasers fail to make any Post-Closing Payment (or undisputed portion thereof) within the time frame established above, then Purchasers also shall pay interest at the Prime Rate on the amount of such Post-Closing Payment (or undisputed portion thereof) for the period from the date such payment was due through (but excluding) the actual date of such payment to Sellers. In no event shall Purchasers or JAKKS be obligated to make Post-Closing Payments aggregating in excess of Thirty Million Dollars ($30,000,000) plus any late payment interest that may have accrued as referred to above, and payment of the foregoing amount by Purchasers pursuant to the terms hereof shall relieve Purchasers and JAKKS of any further obligations under this Section 2.4.

                      (f) Within sixty (60) days following the end of each Review Period during the Earn-out Period, Purchasers shall (i) prepare or cause to be prepared a statement setting forth the EBITDA or Adjusted Gross Profit, as the case may be, which shall be calculated in accordance with GAAP, for that Review Period and the percentage increase in Adjusted Gross Profit from the Base for that Review Period (each a "Post-Closing Statement") and (ii) deliver or cause to be delivered to Sellers the Post-Closing Statement.

                      (g) During the ten (10) business days immediately following the receipt by Sellers of a Post-Closing Statement (the "Sellers' Review Period"), Sellers and their respective accountants and attorneys shall be entitled to review such items and any working papers, trial balance and similar materials relating thereto prepared by Purchasers, their accountants or other personnel. Notwithstanding the foregoing, to the extent that Sellers require additional written documentation and information that is reasonably necessary for Sellers to evaluate a Post-Closing Statement, the Sellers' Review Period shall be extended for an additional ten (10) business days from Sellers' receipt of such additional written documentation and information. If Sellers in good faith disagree with any Post-Closing Statement, Sellers may deliver to Purchasers, within the Sellers' Review Period, a notice (the "Earn-out Objection Notice") setting forth in reasonable detail (i) the amounts with which Sellers disagree and the basis for such disagreement and (ii) Sellers' proposed corrections to the Post-Closing Statement. Sellers shall be deemed to have agreed with all amounts contained in the Post-Closing Statement to which no specific objection has been made. If Sellers do not deliver an Earn-out Objection Notice prior to the expiration of Sellers' Review Period, Sellers shall be deemed to agree in all respects with Purchasers' calculation of the Adjusted Gross Profit and the percentage increase in Adjusted Gross Profit from the Base for that Review Period, and those respective amounts and percentages as set forth in the Post-Closing Statement shall be final and binding upon Sellers and Purchasers.

                      (h) If an Earn-out Objection Notice is properly and timely delivered, Sellers and Purchasers shall negotiate in good faith with each other to resolve the disputed amounts set forth in the Earn-out Objection Notice. If the parties are unable to resolve the disputed amounts set forth in the Earn-out Objection Notice within five (5) calendar days after Sellers' delivery of the Earn-out Objection Notice to Purchasers, the parties shall cause the Arbitrating Accountants to promptly review this Agreement and the disputed amounts in the Post-Closing Statement for the purpose of calculating the Adjusted Gross Profit and the percentage increase in Adjusted Gross Profit from the Base for that Review Period. In making any such calculations, the Arbitrating Accountants shall consider only those amounts in the Post-Closing Statement as to which the Stockholders' Representative has, in the Earn-out Objection Notice, disagreed.

                      (i) The Arbitrating Accountants shall deliver to Sellers and Purchasers, as promptly as practicable, but no later than five (5) calendar days after the Arbitrating Accountants are engaged, a written report setting forth its calculation of the disputed amounts and percentages. Upon such delivery, such report and the calculations set forth therein shall be final and binding upon Sellers and Purchasers. The cost of such review and report shall be borne equally by Sellers and Purchasers.

               2.5 Certain Adjustments. Notwithstanding anything set forth in this agreement, computations made to determine the Post-Closing Payments under
Section 2.4, "Net Worth", "EBITDA", "Net Sales", "Closing Net Worth" and "Target Closing Net Worth" shall not include expenses relating to (i) bonuses that are disclosed on Schedule 4.10 paid to any employees of Sellers (including the Stockholders); or (ii) post-closing adjustment made by Purchasers to Sellers' pre-closing financial accounting treatment of royalty advances or other funds expended by Sellers in the ordinary course of business.

        3. Representations and Warranties of the Stockholders. The Stockholders, jointly and severally, represent and warrant to Purchasers and JAKKS as follows:

               3.1 Ownership. Each Stockholder holds of record and owns beneficially that number of shares of capital stock in each Seller set forth opposite his name on Schedule 3.1, free and clear of any Encumbrances. Except as set forth on Schedule 3.1, no Stockholder is a party to any voting trust, proxy, or other agreement, commitment or understanding with respect to the voting, dividend rights or disposition of any shares of capital stock of any Seller.

               3.2 Sellers' Authority. Each Stockholder has the power and authority to execute and deliver this Agreement and all other agreements, documents, certificates and instruments required to be executed and delivered pursuant hereto (collectively, the "Related Documents") by him and to perform his respective obligations contemplated by this Agreement and the Related Documents. This Agreement and each Related Document to which any Stockholder is a party have been duly executed and delivered by each Stockholder and this Agreement and those Related Documents constitute the valid, binding and enforceable obligations of the Stockholders, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally, from time to time, in effect and to general equitable principles.

               3.3 Consents and Approvals. No filing with, and no permit, authorization, license, consent or approval of, any Government Entity or any other Person, other than the FTC and Justice Department under the HSR Act, is necessary for the execution, delivery and performance of this Agreement or the Related Documents by any Stockholder and the consummation of the transactions contemplated by this Agreement and the Related Documents.

               3.4 No Conflict or Violation. Neither the execution, delivery or performance of this Agreement or any Related Document by any Stockholder, nor the consummation by any Stockholder of the transactions contemplated hereby or thereby, nor compliance by the Stockholders with any of the provisions hereof or thereof, will (i) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension, revocation or modification) under, any of the terms, conditions or provisions of any note, credit agreement, bond, mortgage, deed of trust, security interest, indenture, lease, license, contract, agreement, plan or other instrument or obligation to which any Stockholder is a party or by which he or any of his properties or assets may be bound or affected, or (ii) violate any judgment, order, writ, injunction, decree, statute, rule or regulation applicable to any Stockholder or any of his properties or assets, except for such violations, breaches, defaults, or rights of termination, cancellation, acceleration, creation, imposition, suspension, revocation or modification as to which requisite waivers or consents have been obtained prior to Closing and copies of which have been delivered to Purchasers.

               3.5 Litigation. There is no Action pending or, to the knowledge of any Stockholder, threatened against or affecting any Stockholder, that could reasonably be expected to impair his ability to perform his obligations hereunder or under the Related Documents or the transactions contemplated by this Agreement and the Related Documents.

               3.6 Investment Representation. Each Stockholder is an "accredited investor" within the definition set forth in Rule 501(a) under the Securities Act. Any JAKKS Shares acquired by the Stockholders following the distribution of same by Sellers shall be acquired by the Stockholders for their own account, for investment and not with a view to, or in connection with, or with any present intention of, any resale or other disposition thereof.

        4. Representations and Warranties of the Stockholders and Sellers concerning Sellers and the Play Along Business. The Stockholders and Sellers, jointly and severally, represent and warrant to Purchasers and JAKKS as follows concerning Sellers and the Play Along Business:

               4.1 Organization, Existence and Corporate Authority. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated or organized and has the corporate power and authority and all necessary government licenses, permits, authorizations and approvals to own, lease and operate its properties and to carry on its business as it is now being conducted and has been conducted over the past twelve (12) months. Each Seller is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect.

               4.2 Capitalization; Ownership of Other Entities. Schedule 4.2 sets forth the designations and numbers of all authorized and outstanding capital stock, equity securities, membership interests or other securities of each Seller, together with the name of the holder of record of such capital stock, equity interests, membership interests or other securities. Except for the securities set forth on Schedule 4.2, no Seller has any capital stock or other equity securities outstanding. Except as set forth on Schedule 4.2, there are no subscriptions, options, warrants, preemptive rights, or other rights of any kind to purchase or otherwise receive (upon conversion, exchange or otherwise) any capital stock or other equity securities of any Seller. Except as set forth on Schedule 4.2, no Seller is a party to any voting trust, proxy or other agreement, commitment or understanding with respect to the voting, dividend rights or disposition of any of its respective capital stock or membership interests. Sellers do not own, and do not have any agreements, commitments or understandings to acquire, any capital stock or other securities or any direct or indirect equity or ownership interest in any other Person.

               4.3 Consents and Approvals. Except as set forth on Schedule 4.3, no filing with, and no permit, authorization, license, consent or approval of, any Government Entity or any other Person, other than the FTC and Justice Department under the HSR Act, is necessary for the execution, delivery and performance of this Agreement or the Related Documents by any Seller and the consummation of the transactions contemplated by this Agreement and the Related Documents.

               4.4 No Conflict. Except as set forth on Schedule 4.4, neither the execution, delivery or performance of this Agreement or any Related Document, nor the consummation of the transactions contemplated hereby or thereby, (i) conflicts with or results in any breach of any provisions of the articles of incorporation, bylaws or other comparable governing document of any Seller, (ii) results in a violation or breach of, or constitutes (with or without due notice or lapse of time or both) a default (or gives rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension, revocation or modification) under, any of the terms, conditions or provisions of any note, credit agreement, bond, mortgage, deed of trust, security interest, indenture, Contract, plan or other obligation to which any Seller is a party or by which any of their respective properties or assets may be bound or affected, (iii) violates any order, writ, injunction, decree or Law applicable to Sellers or any of their respective properties or assets, (iv) results in the creation or imposition of any Encumbrance on any asset of Sellers' or (v) causes the suspension, revocation or modification of any permit, license, governmental authorization, consent or approval necessary for any Seller to conduct its business as currently conducted and as conducted over the past twelve (12) months, except, in the case of clauses (ii), (iii), (iv) and
(v), for such violations, breaches, defaults or rights of termination, cancellation, acceleration, creation, imposition, suspension, revocation or modification as to which requisite waivers or consents have been obtained by each Seller, as applicable, on or prior to Closing and copies of which have been delivered to Purchaser.

               4.5 Extent of Assets. The Assets include, without limitation, all of the real (immovable) and personal (movable) property, intangible (incorporeal) property, rights and other assets of every kind and nature whatsoever owned, leased or used by Sellers for the conduct of the Play Along Business as currently conducted and as conducted during the past twelve (12) months, excluding the Excluded Assets. The Assets, excluding the Excluded Assets, constitute all the Assets necessary or desirable to design, produce, manufacture, market, sell or distribute the Play Along Products. Sellers are the legal and beneficial owners or lessees, as the case may be, of the Assets free and clear of all Encumbrances other than the Permitted Liens and Sellers have the full right, power and authority to sell, transfer, assign, convey and deliver all of the Assets to Purchasers.

               4.6 Personal Property.

                      (a) Schedule 4.6(a) sets forth with respect to the Assets and the Play Along Products (i) all items of personal property owned by Sellers, except for items having an original cost of less than $10,000, and (ii) all leases of personal property of Sellers, except where the aggregate annual rental value of that lease is less than $17,500. Sellers have good and valid title to all of the personal property purported to be owned by them free and clear of all Encumbrances, except Permitted Liens. Sellers have delivered or made available to Purchasers and JAKKS true and complete copies of all leases and other agreements or documents affecting the personal property leased by Sellers and pertaining to the Assets and the production of the Play Along Products, all of which are valid and binding agreements of Sellers.

                      (b) Each item of personal property owned or leased by Sellers, including all equipment which is currently used in the Play Along Business and production of the Play Along Products is in Sellers' possession and taking into account the age of such equipment, is in reasonably satisfactory operating condition and repair, adequate for the uses and purposes for which it is being used or intended, and is available for immediate use in the operation of the Play Along Business, and, except as would be natural taking into account the age of such equipment, none of such equipment requires maintenance or repairs other than ordinary, routine maintenance and repairs.

               4.7 Title to Real Property.

                      (a) Schedule 4.7(a) lists all real property currently owned or leased by Sellers and indicates all such real property to be conveyed or assigned to Sellers by another Person prior to the Closing (the "Real Property"). The Real Property is the only real property used in the operation of the Play Along Business and none of the Real Property is owned by Sellers, Stockholders or any of their respective Affiliates. Except as set forth on
Schedule 4.7(a), the sale of the Assets to Purchasers and the consummation of the transactions contemplated by this Agreement do not require the consent of any of the landlords under the Real Property.

                      (b) Sellers have delivered to Purchasers true and correct copies of all leases, together with all amendments and modifications thereof, listed in Schedule 4.7(a), all of which are binding on Sellers, and with respect to which Sellers, are current in their rent payments and are not otherwise in default in any material respect.

                      (c) Sellers' present use of the Real Property is in substantial conformity with all applicable Laws and with all deed restrictions, and no Seller has received any notice of violation or alleged violation thereof.

                      (d) There are no material capital expenditures required to be made by Purchasers in connection with the Real Property in order to comply with all applicable Laws. No portion of the Real Property has suffered any damage by fire or other casualty which heretofore has not been repaired or restored and fully paid-for.

                      (e) All requisite certificates of occupancy and other licenses, permits or authorizations with respect to the buildings, structures, facilities (including any improvements thereto) on the Real Property and the occupancy and use thereof have been obtained and are currently in effect.

                      (f) There are reasonable means of ingress and egress from public roads to each parcel of Real Property.

                      (g) The Real Property has access to such Utilities as are necessary for such property's occupation and use for the Play Along Business.

               4.8 Financial Statements.

                      (a) Sellers have delivered to Purchasers copies of the Company's and PA Distribution's respective audited financial statements for the fiscal years ended March 3l, 2003 and December 3l, 2003 as well as the Company's and PA Distribution's respective unaudited balance sheets and related unaudited statements of profit and loss and changes in stockholders' equity for their most recently completed fiscal quarters (collectively, the "US Financial Statements"). The U.S. Financial Statements are attached hereto as Schedule 4.8(a). The US Financial Statements were prepared in accordance with the books and records of the Company and PA Distribution, fairly present in all material respects their respective financial position and results of operations at and for the periods indicated, and were prepared in accordance with GAAP applied consistently with prior periods except as otherwise noted in footnotes to the US Financial Statements (subject, in the case of unaudited statements, to year-end adjustments and to the absence of footnotes).

                      (b) Sellers have delivered to Purchasers copies of PA Hong Kong's audited financial statements for the fiscal years ended March 3l, 2002 and December 3l, 2003, as well as PA Hong Kong's unaudited balance sheet and related unaudited statement of profit and loss and changes in stockholders' equity for its most recently completed fiscal quarter (collectively, the "HK Financial Statements" and together with the US Financial Statements, the "Financial Statements"). The HK Financial Statements are attached hereto as
Schedule 4.8(b). The HK Financial Statements show a true and fair view in all material respects of the state of affairs of PA Hong Kong as at such dates and the results of PA Hong Kong for the financial years ended on such dates and have been prepared and audited in accordance with the standards, principles and practices specified in the HK Financial Statements applied on a consistent basis and subject thereto in accordance with the law and applicable accounting standards, principles and practices generally accepted in Hong Kong and have been prepared on a basis consistent with the basis upon which all audited Financial Statements of PA Hong Kong have been prepared in respect of the three years ended December 31, 2003.

                      (c) Sellers' revenues received from the Care Bears(R), Cat In The Hat(R), Curly Qs(TM), Teletubbies(R), Lord of the Rings(R) and The Dog(R) product lines for each of the twelve month periods ended March 31, 2002 and March 31, 2003, the nine month period ended December 31, 2003 and the three month period ended March 31, 2004 are as stated in the deliverable furnished to Purchasers at Closing pursuant to Section 6.2(r).

               4.9 Indebtedness; Undisclosed Liabilities; Adverse Factors.
Schedule 4.9 sets forth all of Sellers' outstanding indebtedness for borrowed money, whether secured or unsecured. Except as set forth on Schedule 4.9, no Seller is a party to any loan agreement or the maker or obligor under any promissory note or other similar undertaking, including, without limitation, any guaranty, for the repayment of borrowed money or the performance of any other obligation. Sellers have no liabilities of any kind whatsoever, either accrued, absolute, contingent, determined or determinable or otherwise, and to Sellers' and Stockholders' knowledge no existing condition, situation or set of circumstances has occurred that could reasonably result in such liabilities, except for liabilities reflected or reserved against in the Financial Statements, Schedules 2.1(c)(i)(B) and 2.1(c)(ii)(B), and current liabilities incurred in the ordinary course of business since March 31, 2004. Notwithstanding the liabilities and obligations reflected in the Financial Statements and except as set forth on Schedule 4.9, as of the date of this Agreement the Stockholders have no obligation or liability of any nature to Sellers or any of their Affiliates. Except as set forth on Schedule 4.9, there are no Actions for indemnification asserted by any Person against any Seller under any Law or agreement or pursuant to the articles of incorporation or bylaws or corresponding articles of organization of any Seller, and the Sellers have no knowledge any facts or circumstances that might give rise to the assertion of any such Action. The Sellers have no knowledge of any event, condition, set of facts or circumstances, which is reasonably likely to have a Material Adverse Effect that they have not disclosed to Purchasers.

               4.10 Absence of Material Changes. Except as set forth on Schedule 4.10, since December 31, 2003, Sellers have conducted the Play Along Business in the ordinary course, and there has not been and the Sellers do not have knowledge of:

                      (a) any Material Adverse Change;

                      (b) any damage, destruction or loss to any of the Assets that affects the Play Along Business;

                      (c) any declaration, setting aside or payment of any cash or noncash dividend or any other distribution with respect to any Seller's capital stock or membership interest or any direct or indirect redemption, purchase or other acquisition by any Seller of any such stock or interest, other than amounts necessary for the Stockholders to pay their income Taxes on the profits of PA Hong Kong through Closing, which amounts are set forth on Schedule 4.10;

                      (d) any obligation or liability incurred, discharged or satisfied, other than current liabilities incurred, discharged or satisfied in the ordinary course of business;

                      (e) with the exception of the transactions contemplated by this Agreement and the Related Documents, any sale, transfer, lease, license, Encumbrance or other disposition of any Asset other than in the ordinary course of business;

                      (f) with the exception of the transactions contemplated by this Agreement and the Related Documents, any action taken by any Seller to amend, terminate or waive any material right belonging to that Seller other than in the ordinary course of business;

                      (g) with the exception of the transactions contemplated by this Agreement and the Related Documents, any rights transferred or granted under any concessions, leases, licenses, or other Contracts (excluding purchase orders issued or received in the ordinary course of business) to any Trade Rights owned or licensed by Sellers;

                      (h) any wage or salary increase to any officer or employee or any amendment to or adoption of an Employee Plan (as defined in Section 4.18(b) herein) not previously disclosed to Purchasers other than in the ordinary course of business, except as set forth in Schedule 4.10;

                      (i) any single investment, capital contribution, capital expenditure or any commitment for any capital expenditure in excess of $25,000 outside of the ordinary course of business;

                      (j) with the exception of this Agreement and the Related Documents, any transaction, Contract or commitment entered into by any Seller other than in the ordinary course of business;

                      (k) any loss of one or more suppliers, manufacturers, distributors or customers, which is reasonably likely to have an adverse effect on current year production or sales, except as set forth on Schedule 4.10;

                      (l) any Action pending or threatened, which relates to any Seller or any of the Assets, the outcome of which could reasonably be expected to have a Material Adverse Effect, except as set forth on Schedule 4.10;

                      (m) (i) the incurrence of any indebtedness for borrowed money, other than borrowings under existing credit facilities and existing indebtedness owing to Sellers, (ii) the making of any loans or advances to any other Person, other than routine advances to employees consistent with past practice or (iii) the assumption, guarantee or endorsement (whether directly, contingently otherwise) for the obligations of any other Person, other than any assumption, guarantee or endorsement undertaken by one Seller for another Seller in the ordinary course of business;

                      (n) any compromise or settlement of, or the taking of any material action with respect to, any Action;

                      (o) the entrance into or amendment of any employment, consulting, severance, or similar agreement with any Person other than in the ordinary course of business, except with respect to new hires in the ordinary course of business or as set forth on Schedule 4.10;

                      (p) any material change in any of their respective methods of accounting or accounting practice or policy, except as required by any changes in GAAP or applicable Law;

                      (q) the entrance into any agreement the purpose of which is to restrain, limit, or impede Purchasers' ability to conduct the Play Along Business following the Closing;

                      (r) the entrance into any other agreements, commitments or contracts which create liabilities other than in the ordinary course of business;

                      (s) except as otherwise disclosed in this Agreement, the authorization or commitment by any Seller to make any capital expenditures other than those capital expenditures incurred by Sellers in the ordinary course of business;

                      (t) the cancellation or termination of any insurance policy covering the Assets other than in the ordinary course of business; or

                      (u) the maintenance of Sellers' respective books and records in a manner inconsistent with past business practices, except to be in compliance with GAAP or applicable Laws.

               4.11 Tax Matters.

                      (a) (i) Except as set forth on Schedule 4.11(a), Sellers have filed on a timely basis (taking into account any extensions received from the relevant taxing authorities) all Tax Returns that are or were required to be filed on or prior to the date hereof with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are or were required to be filed, and all such Tax Returns are true, correct and complete in all material respects; (ii) all

Taxes due for the periods covered by such Tax Returns have been fully paid, deposited or adequately provided for on the Financial Statements or are being contested in good faith by appropriate proceedings; (iii) there are no Encumbrances as a result of any unpaid Taxes upon any of the Assets and no basis exists for the imposition of any such Encumbrances other than liens for Taxes not yet due and payable; and (iv) no claim has ever been made by an authority in a jurisdiction where Sellers do not file Tax Returns that they are or may be subject to taxation by that jurisdiction.

                      (b) Neither the Company nor PA Distribution is a "foreign person" within the meaning of Section 1445 of the Code.

                      (c) None of the US Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code.

                      (d) Sellers have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid (or deemed to have been paid) or owing by any Seller to any employee, independent contractor, creditor, or other third party in respect of the period prior to the Closing Date.

                      (e) To Sellers' knowledge, there are no federal, state, local or foreign audits or other administrative proceedings or court proceedings presently pending with regard to any Taxes or Tax Returns of any Seller.

                      (f) There are no deficiencies against any Seller as a result of any IRS or other Government Entity examination that have not been resolved in full and no Seller has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes for which any Seller may be liable.

                      (g) No Seller has been a member of an affiliated group of corporations filing a consolidated federal income Tax Return other than that group of which the Company is the parent. No Seller has any liability for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                      (h) Correct and complete copies of all (i) Tax Returns, for taxable periods ending after March 31, 2001 and (ii) examination reports and statements of deficiencies assessed against or agreed to by any Seller since January 1, 2000 have been made available to Purchasers for their review.

                      (i) No Seller has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                      (j) The Company and PA Distribution have disclosed on their respective United States federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

                      (k) No Seller is a party to any tax sharing, tax indemnity or other agreement or arrangement relating to Taxes with any Person.

                      (l) No Seller is or was a member of any affiliated, consolidated or unitary group for Tax purposes.

                      (m) PA Hong Kong has properly and punctually filed all Tax Returns and provided all information required for Taxation purposes and none of such Tax Returns is disputed by the Hong Kong Inland Revenue Department or any other Government Entity and PA Hong Kong is not aware that any dispute is likely, or any event has occurred which would or might give rise to payment of any Taxes.

                      (n) PA Hong Kong has duly and punctually paid all Taxes that it has become liable to pay and is under no liability to pay any penalty or interest in connection with any claim or demand for Taxation and has not paid any Tax that it was and is not properly due to pay.

                      (o) Sellers accept and confirm that full particulars and provisions relating to the Tax liabilities of PA Hong Kong have been disclosed to Purchasers and JAKKS.

                      (p) Full and sufficient provisions or reserves have been made in the HK Financial Statements for all Taxes liable to be assessed on PA Hong Kong or for which PA Hong Kong is accountable in respect of income, profits or gains earned, accrued or received on or before the date of the HK Financial Statements and full provision has been made in the HK Financial Statements for deferred Taxes, if any, in accordance with accounting principles generally accepted in Hong Kong.

               4.12 Accounts Receivable and Inventory. Except as set forth on
Schedule 4.12, the accounts receivable of Sellers reflected on the latest Financial Statements and those existing at Closing are valid and genuine and, to Sellers' knowledge, arose from bona fide transactions in the ordinary course of the Play Along Business. All inventories of consumable items reflected in the Financial Statements do not include any items in any material amount that are below standard quality, damaged, obsolete or of a quantity or quality not usable or suitable in the ordinary course of business of Sellers, except for changes in such inventories occurring subsequent to December 31, 2003 in the ordinary course of business.

               4.13 Contracts.

                      (a) Schedule 4.13(a) contains a list of all material unexpired written or oral contracts, leases, licenses, agreements, arrangements, commitments, instruments or understandings pertaining to the Assets (each a "Contract" and collectively, the "Contracts"), other than Contracts entered into in the ordinary course of business or which may be terminated with less than thirty (30) days' notice without, in the aggregate, any material obligations being incurred. For purposes of this Section 4.13, a Contract is material if it involves either the remaining payment or the remaining receipt of goods, services or money with a value in excess of $25,000. All Contracts are in full force and effect and are valid and binding obligations of Sellers, enforceable in accordance with their terms except as their enforceability may be limited by bankruptcy, insolvency, moratorium, or other Laws relating to or affecting creditors' rights generally, and the exercise of judicial discretion in accordance with general equitable principles. Except as set forth in Schedule 4.13(a), the Contracts are included among the Assumed Contracts to be assigned to Purchasers at Closing. No default and no event that with the giving of notice, the passage of time or both would constitute an event of default has occurred and is continuing with respect to any of the Contracts (whether by any Seller or, to the knowledge of the Sellers, by any other party to such Contracts). Except as set forth in Schedule 4.13(a), as of the Closing, no Seller is a party to any loan agreement or the maker or obligor under any promissory note or other similar undertaking, including, without limitation, any guaranty, for the repayment of borrowed money or the performance of any other obligation.

                      (b) Except as set forth on Schedule 4.13(b), no Seller is a party to any Contract with any Stockholder or any of their respective Affiliates. Except as set forth in Schedule 4.13(b), no current or former officer or director (including their respective family members), member, manager, employee or shareholder or any Affiliate of a Seller is presently or, in the last three years has been, (i) a party to any transaction with any Seller other than on an arms-length basis (including, but not limited to, any Contract providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such officer or director (including their respective family members), employee or shareholder or Affiliate thereof, or (ii) the direct or indirect owner of an interest in any Person which is a present (or potential) competitor, supplier, manufacturer, distributor or customer of any Seller, nor does any such Person receive income from any source other than any Seller which relates to, or should properly accrue to, that Seller. Except as set forth on Schedule 4.13(b), all loans made by any Seller to any shareholder, member, manager, employee, officer or director (including their respective family members) and all loans made by any shareholder, member, manager, employee, officer or director (including their respective family members) to any Seller have been fully repaid to or by the Sellers, as the case may be, without discount and with accrued interest at or before Closing.

               4.14 Environmental Matters.

                      (a) No Seller has received any notice of any violation (or claimed violation) of any applicable United States or foreign federal, state or local Laws, orders, writs, injunctions, judgments, decrees, awards or restrictions (including, without limitation, applicable Laws, orders or restrictions relating to zoning, land use, safety, health, conservation, waste management, environmental matters, hazardous substances or pollution controls) (collectively, "Environmental Laws") of any Government Entity having jurisdiction over Sellers, or the Real Property or any Action, either instituted or planned to be instituted, regarding any of the Environmental Laws which has not been remedied or cured.

                      (b) To the best of Sellers' knowledge, their respective operations are in compliance with all applicable Environmental Laws, including laws relating to the release, discharge, emission, storage, treatment, handling or disposal of any hazardous, toxic, radioactive, infectious or harmful substances or materials, including asbestos and petroleum, including crude oil or any of its fractions or any material prohibited or regulated by any Environmental Law (collectively, "Hazardous Materials"). There has been no spill, leak, discharge, escape, leaching, dumping or release of Hazardous Materials at the Real Property while Sellers have held leasehold title to the Real Property and Sellers have no knowledge of any such events occurring at the Real Property prior to their leasing same.

                      (c) Sellers do not have or currently use, store, treat, dispose or otherwise handle Hazardous Materials except in compliance with all applicable Environmental Laws.

                      (d) To the knowledge of Sellers, no underground storage tanks are located at the Real Property.

                      (e) To the knowledge of Sellers, there is no written Action or other written notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or civil or criminal penalties) arising out of or relating from (i) the presence or release into the environment of any Hazardous Materials on the Real Property or (ii) circumstances forming the basis of any violation of any Environmental Law.

               4.15 Intellectual Property.

                      (a) Schedule 4.15(a) sets forth, with respect to each Trade Right owned by Sellers and registered with any Government Entity or for which an application has been filed with any Government Entity, (i) a brief description of such Trade Right, and (ii) the names of the jurisdictions covered by the applicable registration or application. Except as set forth on Schedule 4.15(a), Sellers do not own any unregistered Trade Rights. Schedule 4.15(a) identifies and provides a brief description of each Trade Right licensed to Sellers by any Person (except for any Trade Right that is licensed to Sellers under any third party software license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such Trade Right is being licensed to Sellers. Sellers have good, valid and marketable title to all of the owned Trade Rights identified in Schedule 4.15(a), free and clear of all Encumbrances, and have a valid right to use all of the licensed Trade Rights identified in Schedule 4.15(a). All of the Trade Rights identified in Schedule 4.15(a) are valid and subsisting and in full force and effect, are free from any claim of abandonment for non-use or dedication to the public domain, and have not been claimed or adjudged invalid or unenforceable in whole or in part. Except as set forth in Schedule 4.15(a), Sellers are not obligated to make any payment to any Person for the use of any Trade Rights. Except as set forth on Schedule 4.15(a), Sellers have not developed jointly with any other Person any Trade Rights with respect to which such other Person has any rights. Except as set forth in Schedule 4.15(a), the Company and the Sellers have not granted and are not obligated to grant any Encumbrance or license in respect to any Trade Right to any Person other than Purchasers. All documents necessary to establish each Seller's interests in the Trade Rights are in their possession and all formalities in relation thereto have been met. All registrable Trade Rights have been registered and all formalities in relation thereto are correct, complete and up to date.

                      (b) Each of the Sellers has used commercially reasonable efforts to employ measures and precautions necessary to protect and maintain the confidentiality and secrecy of all owned or licensed Trade Rights (except Trade Rights whose value would be unimpaired by public disclosure) and Sellers are not aware that any confidentiality in relation to any Trade Right has been compromised.

                      (c) Except as set forth on Schedule 4.15(a), none of the Trade Rights owned or used by Sellers or, to the knowledge of Sellers, licensed by Sellers currently infringes or conflicts with any Trade Rights owned, used or licensed by any other Person. Sellers are not infringing, misappropriating or making any unlawful use of, and no Seller has, at any time infringed, misappropriated or made any unlawful use of, or, to the knowledge of Sellers, received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Trade Rights owned, used or licensed by any other Person. To the best knowledge of the Sellers, no other Person is infringing, misappropriating or making any unlawful use of, and no Trade Rights owned, used or licensed by any other Person infringe or conflict with, any Trade Rights owned, used or licensed by any Seller.

                      (d) (i) Each Trade Right owned or used by Sellers conforms in all material respects with any specification or documentation with respect thereto; and (ii) no Seller has received any notice or other communication of any claim by any customer or other Person alleging that any Trade Right owned or used by any Seller (including each product extension, modification or derivative thereof that has ever been licensed, sold or otherwise made available by any Seller to any customer or potential customer) or the use thereof does not conform in all material respects with any such specification or documentation, and, to the best knowledge of the Sellers, there is no basis for any such claim.

                      (e) The Assets include all the Trade Rights necessary to conduct the Play Along Business in the manner in which such business is being conducted as of the date of this Agreement and has been conducted over the past twelve (12) months. Except as set forth on Schedule 4.15(a), (i) to Sellers' knowledge, none of the Trade Rights are licensed to any Person (other than Sellers) on an exclusive basis, and (ii) there is no covenant not to compete or Contract limiting any Seller's ability to exploit fully any of their owned or licensed Trade Rights or to transact business in any market or geographical area or with any Person.

               4.16 Compliance with Laws. Sellers are in compliance with all applicable Laws, including OSHA, and all applicable judgments, orders or decrees of any court or other Government Entity relating to or affecting the Assets or the operation of the Play Along Business.

               4.17 Litigation. Except as set forth on Schedule 4.17, there is no Action pending or, to the knowledge of any Seller, threatened against or affecting the Assets, whether involving or relating to Product Liability or compliance with OSHA or otherwise, or any basis in fact therefor known to Sellers against or involving the Assets, whether involving or relating to Product Liability or compliance with OSHA or otherwise, whether at law or in equity. Moreover, except as set forth on Schedule 4.17, to Sellers' knowledge there is no Action pending or threatened against or affecting any Seller, the outcome of which could reasonably be expected to impair the ability of any Seller to perform their respective obligations hereunder or under the Related Documents or the transactions contemplated by this Agreement and the Related Documents.

               4.18 Employment.

                      (a) Labor Matters.

                             (i) Each Seller is in compliance with all
applicable Laws regarding employment and employment practices, terms and conditions of employment, wages and hours and is not and has not engaged in any unfair labor practice.

                             (ii) No Seller is a party or otherwise subject to
any collective bargaining or any other agreements governing the wages, hours and terms of employment of its employees. There is no (A) unfair labor practice complaint against any Seller pending before the National Labor Relations Board or any comparable foreign labor board, including the Hong Kong Labour Tribunal,
(B) labor strike, slowdown, work-to-rules, go-slows, or work stoppage (official or unofficial) actually occurring or, to the knowledge of the Sellers, threatened against any Seller, nor has there been during the period of six years immediately preceding the Closing Date, (C) representation petition respecting any Seller's employees pending before the National Labor Relations Board or any comparable foreign labor board, including the Hong Kong Labour Tribunal, (D) pending grievance or arbitration proceeding arising out of or under collective bargaining agreements applicable to any Seller or (E) union organizational campaign in progress currently with respect to any Seller's employees, nor has there ever been such an organizational campaign.

                             (iii) No Seller has (A) recognized or received a
demand for recognition of any collective bargaining representative with respect to any proposed collective bargaining agreement or (B) experienced any primary work stoppage or other organized work stoppage involving its employees in the past two years.

                             (iv) No current employee has given or has been
given notice to terminate his office or employment or will be entitled to give notice as a result of the provisions of this Agreement.

                             (v) Except as set forth on Schedule 4.18(a), there
is not outstanding, threatened or intimated any Action against any Seller on the part of any Person who has been or is an employee (or the dependant of any such Person) or any actual or known liability to make any payment to any such Person and none of the provisions of this Agreement, including the identity of Purchasers or JAKKS, so far as Sellers' are aware is likely to lead to any such dispute.

                             (vi) Each Seller has in relation to its employees
(and so far as relevant to its former employees) complied with: (A) all obligations imposed on it by applicable Law and all employee manuals or Sellers' practices relevant to the relations between it and its employees or it and any recognized trade union and has maintained current, accurate and suitable records regarding the service agreements and terms and conditions of employment of each of its employees (including without limitation records kept and returns lodged in relation to statutory sick pay); (B) all obligations to maintain adequate and suitable records regarding the service of each of its employees; (C) all collective agreements, recognition agreements and the conditions of service of its employees; and (D) all relevant orders and awards made under any relevant statute, regulation or code of conduct and practice affecting the conditions of service of its employees.

                             (vii) Except as set forth on Schedule 4.18(a),
there is no person current or provisionally employed by any Seller who now has or may in the future have a right to return to work (whether for reasons connected with maternity leave, leave for family or domestic reasons or absence due to illness or incapacity or otherwise) or a right to be reinstated or re-engaged by any Seller or any other compensation.

                             (viii) No employee of any Seller is subject to any
disciplinary action or engaged in any grievance procedure and there is no matter or fact giving rise to the same.

                             (ix) Except as set forth on Schedules 4.13(b) and
4.18(a), there are no loans outstanding from any Seller to any of the employees of any of them.

                             (x) PA Hong Kong has in relation to its employees
(and so far as relevant to its former employees) maintained and complied with all requirements and obligations under the provisions of the Hong Kong Mandatory Provident Fund Schemes Ordinance and the relevant codes of conduct and practice and has subscribed to properly registered provident fund schemes for its employees. PA Hong Kong has maintained current, accurate and suitable records of the registered mandatory provident fund schemes, and complete and accurate copies of the schemes, rules and all other documents, records and materials relating to the establishment and operation of the registered mandatory provident fund schemes will be part of the records of the Play Along Business transferred to Purchasers on the Closing Date.

                             (xi) PA Hong Kong has obtained and maintained in
relation to its employees (and so far as relevant to its former employees) valid employees' compensation insurance required under the provisions of the Employees' Compensation Ordinance and has maintained current, accurate and suitable records of the employees' compensation insurance policies. Complete and accurate copies of the employees' compensation insurance policies and the Notice of Insurance will be part of the records of the Play Along Business transferred to Purchasers on the Closing Date.

                      (b) Employee Benefits. Schedule 4.18(b) contains a true and correct list of each "employee benefit plan" as such term is defined in
Section 3(3) of ERISA, whether or not subject to the provisions of ERISA, or any other employment, consulting, collective bargaining, equity-based compensation bonus, deferred compensation, stock option, stock purchase, golden parachute, severance, vacation, dependent care, employee assistance, fringe benefit, death benefit or other compensatory or employment-related plan, contract, policy, agreement or arrangement which is not an "employee benefit plan" as defined in
Section 3(3) of ERISA (each an "Employee Plan") under which any current or former employee or other personnel of any Seller (or their dependents) is covered or in respect of which any Seller has or reasonably could be expected to have any liability, directly or indirectly, which will not have been satisfied in full at the time of the Closing.

                             (i) With respect to each Employee Plan, Sellers
have delivered to Purchaser true and complete copies of each contract, plan document, summary plan description and other written material governing or describing the Employee Plan and/or any related funding arrangements; and, where applicable, the last annual report (5500 series) filed with the IRS or the Department of Labor, the most recent balance sheet and financial statements, actuarial reports and valuations, and the most recent determination letter issued by the IRS.

                             (ii) Each Employee Plan has been maintained and
administered in all material respects in accordance with its terms and in compliance with the provisions of applicable Law, including the Code and ERISA. All contributions, insurance premiums, benefits and other payments required to be made to or under each Employee Plan have been made or provided for before the Closing Date. With respect to each Employee Plan, (A) no application, proceeding or other matter is pending before the IRS, the Department of Labor or any other Government Entity; (B) no Action (other than routine claims for benefits) is pending or, to the knowledge of Sellers, threatened; (C) to the knowledge of the Sellers, no facts exist which could give rise to an Action which, if asserted, could result in a material liability or expense to any Seller; and (D) to the knowledge of the Sellers, no prohibited transaction as defined in Section 4975 of the Code has occurred with respect to any Employee Plan.

                             (iii) With respect to each funded Employee Plan
which is intended to be qualified under Section 401(a) of the Code, (A) a favorable IRS determination or opinion letter is currently in effect and, to the knowledge of Sellers and Stockholders, nothing has occurred that would adversely affect Sellers' ability to rely on such letter, and (B) there has been no termination or partial termination within the meaning of Section 411(d)(3) of the Code.

                             (iv) No Employee Plan (A) is or was covered by
Title IV of ERISA or by Section 302 of ERISA or Section 412 of the Code or (B) is or has been a Multiemployer Pension Plan within the meaning of Section 3(37) of ERISA. Neither Sellers, nor any ERISA Affiliate has incurred nor could incur any liability, direct or indirect, contingent or otherwise, under Title IV of ERISA or Section 302 of ERISA or Sections 412 or 4980B of the Code. No Employee Plan provides health or death benefits (whether or not insured) to any current or former employee or other personnel beyond the termination of their employment or other services (other than COBRA). Except as identified on Schedule 4.18(b), each Employee Plan may be unilaterally terminated and/or amended by Sellers at any time without liability or penalty.

                             (v) The consummation of the transactions
contemplated by this Agreement and the Related Documents will not (either alone or in conjunction with another event, such as a termination of employment or other services) entitle any employee or other Person to receive severance or other compensation that would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement and the Related Documents or cause the acceleration of the time of payment or vesting of any award or entitlement under any Employee Plan. No payment or benefit which will or may be made by Sellers will be characterized as an "excess parachute payment" within the meaning of Section 280G of the Code or will fail to be deductible by virtue of Section 280G of the Code.

                      (c) Employees. Schedule 4.18(c) contains a complete and accurate list of all directors, officers, managers, employees and consultants of Sellers, specifying their names and job designations, start date, the total annual amount paid or payable as compensation to each such Person, and the basis of such compensation, whether fixed or commission, or a combination of fixed and commission, and the accrued benefits, including accrued sick leave and paid time-off, for such Persons as of such date. None of the Persons identified on
Schedule 4.18(c) has had any breaks in service for purposes of determining years of service under the applicable Employee Plan since the commencement of their respective employment arrangements with Sellers. Each of Sellers' employees in the United States is an "at-will" employee, and there are no employment, commission or compensation Contracts of any kind between any Seller on the one hand and any of their respective employees on the other hand except as disclosed in Schedule 4.18(c). All of the Company's and PA Distribution's employees are leased through AdvanTech Solutions VII, Inc ("AdvanTech"). True and complete copies of employment and supervisory manuals, employment and supervisory policies, and written information generally provided to employees (such as applications or notices), have been provided to Purchaser. Each of the Company's and PA Distribution's employees is legally permitted to work in the United States and the State of Florida, and the Company and PA Distribution have verified that each employee for whom a Form I-9 was required on his or her date of hire has on file at the Company or PA Distribution, as the case may be, a valid Form I-9 and a copy of each US Offer Employee's Form I-9 will be part of the records of the Play Along Business transferred to Purchasers on the Closing Date. Each of PA Hong Kong's employees is legally permitted to work in the Hong Kong Special Administrative Region ("Hong Kong SAR") by reason of having either a permanent right of residence in Hong Kong SAR or holding a valid working permit issued by the Immigration Department, Government of the Hong Kong SAR.

               4.19 Insurance. The Assets have been continuously insured by Sellers since the date of their acquisition by Sellers, either through the purchase of insurance from a third party insurance company or through a self-insurance trust established by Sellers. Schedule 4.19 sets forth a complete and accurate list and brief description of all insurance policies currently held by Sellers with respect to the Assets and any self-insurance trust. The description of the insurance policies provided in Schedule 4.19 shall include a statement specifying the name of the insurer, the amount of coverage and any applicable deductibles, the type of insurance, the policy numbers, and the expiration date of such policies. Except as set forth on Schedule 4.19, such insurance policies are in full force and effect. Sellers are not delinquent with respect to any premium payments thereon nor are Sellers in default or breach with respect to any material provision contained in any such insurance policies. Sellers have not received, and Sellers have no knowledge of, any notice or request, formal or informal, from any insurance company identifying any defects in the Assets that would have a Material Adverse Effect on the insurability of the Assets. Sellers have not been refused any insurance, nor has their coverage been limited by an insurance carrier to which they have applied for insurance.

               4.20 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transaction contemplated by this Agreement based upon arrangements made by or on behalf of the Stockholders, or any Seller.

               4.21 Bulk Sales Laws. Sellers have complied with all applicable U.S. or foreign bulk sales or similar laws in connection with the transactions contemplated by this Agreement.

               4.22 Product Liability. To the Knowledge of Sellers and Stockholders, Sellers have not manufactured, sold or supplied any product or service which is, was, or will become, faulty or defective or which does not comply with any warranty or representation, express or implied, made by or on behalf of any Seller in respect of it or with all Laws, standards and requirements applicable to it or which was sold or supplied on such terms that any Seller accepts an obligation to service or repair or replace such product after delivery.

               4.23 Fair Trading. Except for the transactions contemplated by this Agreement and the Related Documents, no agreement, practice or arrangement carried on by any Seller or to which any Seller is or has prior to the date of this Agreement been a party infringes, or is or ought to or ought to have been registered in accordance with, any competition, restrictive trade practice, anti-trust, fair trading or consumer protection law or legislation applicable in any jurisdiction in which any Seller has assets or carries on or intends to carry on business or in which the activities of any Seller may have an effect.

               4.24 Permits. Sellers have all material Permits necessary for the proper and effective carrying on of the Play Along Business in the manner in which the Play Along Business is now carried on. All such material Permits are valid and subsisting and Sellers know of no reason why any of them should be suspended, cancelled or revoked whether in connection with the sale to Purchasers or otherwise.

               4.25 Investment Representation. Each Seller is an "accredited investor" within the definition set forth in Rule 501(a) under the Securities Act and no Seller was organized for the specific purpose of acquiring the JAKKS Shares. Each Seller is acquiring the JAKKS Shares for its own account, for investment and not with a view to, or in connection with, or with any present intention of, any resale or other disposition thereof. Any distribution(s) of the JAKKS Shares acquired by Sellers shall be effected in compliance with the Securities Act and Blue Sky Laws and in a manner so as to preserve at all times Purchasers' and JAKKS' exemption therefrom pursuant to Rule 506 under the Securities Act.

               4.26 Customers and Suppliers.

                      (a) Schedule 4.26(a) hereto sets forth a list of each customer of Sellers that accounted for more than 5% of the net sales of Sellers in any of the calendar years 2002, 2003 or 2004 (through March, 2004). Except as set forth on Schedule 4.26(a), Sellers have no knowledge which might reasonably indicate that any of the customers listed on Schedule 4.26(a) intends to cease purchasing or dealing with Sellers, nor do Sellers have any knowledge that leads any of them to believe that any such customer intends to alter in any material respect the amount of purchases or the extent of dealings with Purchasers or would alter in any material respect its purchases or dealings in the event of the consummation of the transactions contemplated hereby.

                      (b) Schedule 4.26(b) indicates the value of goods and services (based on invoice price) supplied to Sellers by the top 10 suppliers and vendors of goods and services to

Sellers during the period from January 1, 2003 to March 31, 2004. Except as set forth on Schedule 4.26(b), Sellers have no knowledge which might reasonably indicate that any of the suppliers and vendors listed on Schedule 4.26(b) intends to cease selling or rendering services to, or dealing with, Sellers, nor do Sellers have any knowledge that leads any of them to believe that any such supplier or vendor intends to alter in any material respect the amount of sales or service or the extent of dealings with Purchasers or would alter in any material respect its sales or service or dealings in the event of the consummation of the transactions contemplated hereby.

               4.27 OSHA Matters. No Seller has received any citation from the Occupational Safety and Health Administration or any comparable Government Entity or any Government Entity inspector setting forth any respect in which the facilities or operations of Sellers are not in compliance with OSHA, which non-compliance has not been corrected or remedied and any applicable fines and/or penalties paid in full to the satisfaction of such Government Entity or inspector. Schedule 4.27 hereto sets forth a list of all citations heretofore issued to Sellers under OSHA and correspondence from and to OSHA and any OSHA inspectors during the past five years.

               4.28 Bank Accounts. Schedule 4.28 contains a complete and correct list of all deposit accounts and safe deposit boxes of Sellers, all powers of attorney in connection with such accounts, and the names of all Persons authorized to draw thereon or to have access thereto.

               4.29 Disclosure. To the knowledge of Sellers and Stockholders, no representation or warranty by any Stockholder or Seller in this Agreement, the Related Documents or any exhibit or schedule hereto or thereto, contains an untrue statement of material fact, or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

        5. Representations and Warranties of Purchasers and JAKKS. Purchasers and JAKKS represent and warrant to Sellers as follows:

               5.1 Authority Relative to Agreement. Each Purchaser and JAKKS is a corporation validly existing and in good standing under the Laws of the jurisdiction in which it was incorporated or organized and each Purchaser and JAKKS has the corporate power and authority to execute and deliver this Agreement and the Related Documents to be executed and delivered by it and to perform its obligations under this Agreement and those Related Documents. The execution, delivery and performance of this Agreement and those Related Documents by Purchasers and JAKKS, including, in the case of Purchasers, the purchase of the Assets from Sellers, have been duly authorized by all necessary corporate action on the part of Purchasers and JAKKS, and no other corporate proceedings of Purchasers and JAKKS are necessary to authorize the execution, delivery and performance of this Agreement and those Related Documents by Purchasers and JAKKS. This Agreement and each Related Document to which Purchasers and JAKKS are a party has been duly executed and delivered by Purchasers and JAKKS, and this Agreement and those Related Documents constitute the valid, binding and enforceable obligations of Purchasers and JAKKS, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

               5.2 Capitalization. As of the date hereof, the authorized capital stock of JAKKS consists of 105,000,000 shares, consisting of 100,000,000 shares of JAKKS Common Stock and 5,000,000 shares of JAKKS Preferred Stock. As of the close of business on June 8, 2004, 25,342,813 shares of JAKKS Common Stock and no shares of JAKKS Preferred Stock were issued and outstanding. No other capital stock of JAKKS is issued or outstanding. Each of JAKKS US and JAKKS HK is a wholly-owned (direct or indirect) subsidiary of JAKKS. All issued and outstanding shares of JAKKS Common Stock are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable corporate and securities Laws. Except as set forth on
Schedule 5.2 attached hereto, as of the date of this Agreement there are no outstanding rights, reservations of shares, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the capital stock or any other security of JAKKS, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. There are no restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) of JAKKS or the ownership thereof.

               5.3 No Conflict. Neither the execution and delivery of this Agreement and the Related Documents to which any Purchaser and/or JAKKS is a party, the consummation or performance by Purchasers and JAKKS of the transactions contemplated by this Agreement and those Related Documents, nor the compliance by Purchasers and JAKKS with any of the provisions of this Agreement and those Related Documents will (i) violate or breach the certificate of incorporation or bylaws of Purchasers or JAKKS or any judgment, order or decree, rule or regulation of any court or administrative agency to which Purchasers or JAKKS is a party or by which Purchasers or JAKKS is bound, or (ii) require the consent or authorization of, or approval by, or notice to any party to any material contract or agreement, except for such consents, authorizations, approvals, or notices that (assuming the power and authority of the consenting entity and the authority and capacity of the person signing on its behalf), have been obtained or made.

               5.4 Litigation. To Purchasers' or JAKKS's knowledge, there is no Action in writing pending against Purchasers or JAKKS or any significant subsidiary of JAKKS or their respective officers, directors or employees in their capacity as such, or as a fiduciary with respect to any Employee Plan of JAKKS, that would be required to be described in any JAKKS SEC Report that is not so described.

               5.5 Consents and Approvals. No filing or registration with, notification to and no permit, authorization, consent or approval of, any Government Entity is required to be obtained by Purchasers or JAKKS in connection with their execution and delivery of this Agreement or their consummation of the transactions contemplated hereby, except (i) approval of the FTC and Justice Department under the HSR Act, (ii) such filings, registrations, notifications, permits, authorizations, consents or approvals that result from the specific legal or regulatory status of Sellers or as a result of any other facts that specifically relate to the Play Along Business and/or the Assets, and
(iii) such other filings, registrations, notifications, permits, authorizations, consents or approvals the failure of which to be obtained, made or given would not, individually or in the aggregate, materially impair the ability of Purchasers and JAKKS to consummate the transactions contemplated hereby.

               5.6 Availability of Funds. Purchasers have cash, or the ability to obtain cash by means of credit facilities with financially responsible third parties, in an amount sufficient to enable them to perform all of their respective obligations hereunder, including, without limitation, payment of the Closing Purchase Price.

               5.7 JAKKS Shares. The JAKKS Shares have been duly authorized and, when delivered at the Closing, will be validly issued, fully paid and non-assessable, will be free and clear of any Encumbrances, and, except as the sale, pledge or other disposition thereof is limited by the provisions of the Securities Act and other applicable Blue Sky Laws, will have been issued in accordance with the Securities Act and other applicable Blue Sky Laws.

               5.8 SEC Filings. Since January 1, 2001, JAKKS has filed all forms, reports and documents required to be filed by JAKKS with the SEC. All such required forms, reports and documents are referred to herein as the "JAKKS SEC Reports." As of their respective dates, the JAKKS SEC Reports (i) are true and correct in all material respects, as of the dates filed with the SEC, (ii) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (iii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed JAKKS SEC Report. The financial statements of JAKKS set forth in the JAKKS SEC Reports have been prepared in accordance with GAAP.

               5.9 Absence of Certain Changes or Events. Except as set forth in the JAKKS SEC Reports, since December 31, 2003 there has not been, to the knowledge of JAKKS or Purchasers, any event or occurrence that would have a Material Adverse Effect.

               5.10 Brokers. No broker, finder, or investment banker (other than Southwest Securities, Inc.) is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchasers or JAKKS.

               5.11 Disclosure. To the knowledge of JAKKS or Purchasers, no representation or warranty by JAKKS or Purchasers in this Agreement, the Related Documents or any exhibit or schedule hereto or thereto, contains an untrue statement of material fact, or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

        6. Closing.

               6.1 Closing and Effective Time. The consummation of the sale and purchase of the Assets contemplated by this Agreement (the "Closing") is taking place at the offices of

Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP, 750 Lexington Avenue, New York, New York 10022, on the date hereof (the "Closing Date"), concurrently with the execution and delivery of this Agreement by all parties hereto. All acts, deliveries and confirmations comprising the Closing, regardless of chronological sequence, shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery or confirmation of such Closing, and none of such acts, deliveries or confirmations shall be effective unless and until the last of the same shall have occurred. The Closing shall be effective as of 12:01 a.m., local time, on the calendar day immediately following the Closing Date (the "Effective Time").

               6.2 Actions of Stockholders and Sellers at Closing. At the Closing, Sellers shall deliver the following to Purchasers, each in form and substance satisfactory to Purchasers:

                      (a) Bills of Sale and Assignment. Documents of transfer and assignment, duly executed by Sellers, conveying to Purchasers good and marketable title to all of the US Assets, and documents of assignment, duly executed by Sellers, conveying to Purchasers all of Sellers' right, title and interest in and to all of the HK Assets, other than those HK Assets, title to which is transferred by delivery of possession under Section 6.2(b), subject only to Permitted Liens and the Assumed Liabilities.

                      (b) Delivery of Assets. Possession of those HK Assets title to which is transferable by delivery.

                      (c) Estoppel Certificate. An estoppel certificate duly executed by the third party lessor of each real property lease included among the Assets for which Purchasers request an estoppel certificate.

                      (d) Good Standing Certificates. A certificate of existence and good standing of each Seller from their respective jurisdictions of incorporation or organization, dated a date reasonably proximate to the Closing Date.

                      (e) FIRPTA Affidavits. Affidavits of the Company and PA Distribution complying in all respects with Section 1445(b)(2) of the Code.

                      (f) Required Consents. Evidence that the Stockholders and Sellers have (i) made or obtained all notices, reports, and other filings required to be made prior to Closing by Sellers or the Stockholders with, and all licenses, permits, consents, approvals, authorizations, qualifications or orders required to be obtained prior to Closing by Sellers or the Stockholders from, any Government Entity or other Person in connection with the execution and delivery of this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby shall have been made or obtained;
(ii) amended in a manner that is reasonably satisfactory to Purchasers and JAKKS, PA Hong Kong's Contracts with Those Characters From Cleveland, Inc. with respect to the "Classic" Care Bears(R) property and the "New" Care Bears(R) property; (iii) filed with the United States Patent and Trademark Office a bona fide Petition to Revive, an Allegation of Use with proper specimen and an Extension of Time to Allege Use with respect to the Curly Q(TM) property and paid all fees necessary to maintain such filings; and (iv) filed with the appropriate Government Entity in Hong Kong an application for the Play Along(TM) mark in classes 16 and 28.

                      (g) Employment Agreements. An employment agreement executed by each Stockholder (collectively, the "Employment Agreements") in favor of JAKKS US in substantially the form attached to this Agreement as Exhibit A.

                      (h) Closing Certificates. A certificate, dated the Closing Date, signed by the President or a director of each Seller (i) certifying as to the incumbency of the officers or directors of that Seller executing this Agreement or any Related Document; and (ii) attaching a certified copy of the resolutions duly adopted by that Seller's board of directors and stockholders, in a form satisfactory to Purchaser, approving the execution, delivery and performance of this Agreement and the Related Documents to which that Seller is a party and the consummation of the transactions contemplated by this Agreement and those Related Documents.

                      (i) Release of Encumbrances. Proof that all Encumbrances on the Assets resulting from or relating to PA Hong Kong's $12.0 million banking facility with The Hong Kong and Shanghai Banking Corporation Limited and PA Distribution's May, 2001 Factoring Agreement with HSBC Business Credit (USA) Inc. have been or will be released, discharged and terminated except for the Encumbrances with respect to deposits securing the letters of credit described in Section 6.2(j) below.

                      (j) Letters of Credit. Evidence that PA Hong Kong has secured all subsisting letters of credit as listed in Schedule 2.1(c)(i)(B) to expire on a date after Closing with deposits of cash that are part of the HK Assets and PA Hong Kong will provide reasonable assistance to JAKKS HK to enable JAKKS HK to assume all interests, benefits, obligations and responsibilities in respect of such letters of credit.

                      (k) Stockholder Approval. Evidence that the requisite approval of each Seller's stockholders has been obtained with respect to the transactions contemplated by this Agreement and the Related Documents.

                      (l) Purchase Price Allocation. An allocation of the Estimated Purchase Price among the Assets, which allocation shall be set forth on Schedule 6.2(l) hereto and agreed to by Purchasers and Sellers prior to the Closing.

                      (m) Non-competition Agreement. A Non-competition Agreement executed by each Stockholder in favor of JAKKS US.

                      (n) Receipt. A receipt signed by Sellers, evidencing Sellers' receipt of the Estimated Purchase Price as payment for the Assets.

                      (o) Registration Rights Agreement. The Registration Rights Agreement executed by each Stockholder in favor of JAKKS.

                      (p) Opinions of Counsel. Purchasers and JAKKS shall have received from each of Sonnenschein Nath & Rosenthal LLP and Baker & McKenzie an opinion, dated the Closing Date and addressed to Purchasers and JAKKS, in substantially the form of Exhibit D attached hereto.

                      (q) Product Lines Certificate. A certificate itemizing the revenues derived from Sellers' key product lines as set forth in Section 4.8(c).

                      (r) Charter Amendments. An amendment to the certificate of incorporation or comparable governing document of each Seller, duly executed and in suitable form for filing with the Secretary of State of the State of Delaware or comparable Government Entity changing the name of each Seller to one that does not include the words "Play Along" or words similar thereto.

                      (s) Domain Names. A letter executed by Sellers directing the Registrar to change the administrative contact, billing contact, and technical contact for the Domain Names to Purchasers, or to such other entity as is directed by Purchasers (a current printout of a Registrar WHOIS database query provided to Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP by Sellers shall be sufficient evidence of the successful transfer of the Domain Names to Purchasers).

                      (t) Books and Records. All available original or true and correct copies of all documents, books, records, forms and files relating to the Assets.

                      (u) Distributions Certificate. A certificate, dated the Closing Date, signed by the President and Chief Financial Officer of each Seller certifying the aggregate dollar amount of any distributions, including payments of compensation, made by that Seller to Larry, Jay or Charles or any relative or Affiliate of Larry, Jay or Charles since December 31, 2003 and identifying each specific distribution so made and the dollar amount attributable to that distribution.

                      (v) Bank Accounts. All resolutions and other documents required in order to change the Persons authorized to draw on or have access to the deposit accounts and safe deposit boxes identified on Schedule 4.28 only to the Persons designated by Purchasers.

                      (w) Such other certificates, instruments, letters and documents as may reasonably be requested by Purchasers.

               6.3 Actions by Purchasers and JAKKS at Closing. At the Closing, Purchasers and JAKKS shall deliver the following to Sellers (or to such Persons as may be directed by Sellers in writing):

                      (a) Payment. The Cash Component of the Estimated Closing Price as partial payment for the Assets, which sum shall be paid as set forth in
Section 2.2 hereof.

                      (b) Certificates for JAKKS Shares. The certificates representing the JAKKS Shares deliverable at the Closing, which JAKKS shares shall be allocated among the

Sellers as set forth on Schedule 6.3(b). Each certificate for JAKKS Shares issued at Closing shall bear the following legend:

        "Any transfer or other disposition of the shares represented by this certificate is subject to the provisions of a Registration Rights Agreement, dated as of June 10, 2004, among JAKKS Pacific, Inc. (the "Corporation"), Jay Foreman, Charles Emby and Lawrence Geller. The shares of stock represented by this Certificate have not been registered under the United States Securities Act of 1933, as amended (the "Act"), and may be transferred only if (i) registered under the Act and the requirements of any state having jurisdiction are complied with or (ii) the transfer is exempt from such registration and state requirements and counsel reasonably acceptable to the Corporation has delivered to the Corporation a written opinion reasonably acceptable to the Corporation setting forth the basis for such exemption."

                      (c) Assumption Agreement. One or more assumption agreements, in form reasonably satisfactory to Sellers, duly executed by JAKKS US and/or JAKKS HK, as appropriate, pursuant to which JAKKS US and/or JAKKS HK assumes the future payment and performance of the Assumed Obligations.

                      (d) Certified Resolutions. A certified copy of resolutions duty adopted by the Board of Directors of Purchasers and JAKKS approving the execution, delivery and performance of this Agreement and the Related Documents to which Purchasers and JAKKS are a party and the consummation of the transactions contemplated by this Agreement and those Related Documents.

                      (e) Receipt. A receipt signed by Purchasers evidencing Purchasers' receipt of the Assets.

                      (f) Closing Certificates. A certificate signed by a duly authorized officer of each Purchaser and JAKKS (i) certifying as to the incumbency of the officers executing this Agreement or any Related Document; and
(ii) attaching a certified copy of the resolutions duly adopted by their board of directors (or equivalent governing body), in a form satisfactory to Sellers, approving the execution, delivery and performance of this Agreement and the Related Documents to which they are a party and the consummation of the transactions contemplated by this Agreement and those Related Documents.

                      (g) Employment Agreements. The Employment Agreements executed by JAKKS US in favor of the Stockholders.

                      (h) Registration Rights Agreement. The Registration Rights Agreement executed by JAKKS in favor of the Stockholders.

                      (i) Non-competition Agreement. The Non-competition Agreements executed by JAKKS US in favor of the Stockholders.

                      (j) Opinions of Counsel. Sellers shall have received from each of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP and Eccles & Lee an opinion, dated the Closing Date and addressed to Sellers, in substantially the form attached hereto as Exhibit E.

                      (k) AdvanTech Service Agreement. JAKKS US shall have entered into a service agreement with AdvanTech with respect to the US Hired Employees that, with the exception of its term, is substantially similar to the AdvanTech service agreements in effect with Sellers prior to Closing.

                      (l) Paychex Adoption Agreement. JAKKS shall have entered into an adoption agreement with Paychex to become the administrator of the Company Plan as of the Effective Time.

                      (m) Such other certificates, instruments and documents as may reasonably be requested by Sellers.

        7. Certain Additional Covenants.

               7.1 Post-Closing Access to Information. Sellers and Purchasers acknowledge that subsequent to Closing each party may need access to information or documents in the control or possession of the other party (or their Affiliates) for the purposes of, among others, concluding the transactions set forth herein, audits, compliance with governmental requirements and regulations, the prosecution or defense of Third Party Claims and collection of accounts receivable and payment of accounts payable. Accordingly, Sellers and Purchaser agree that for a period of seven (7) years after Closing (and such longer period of time as indemnification obligations exist under Article 8), each will, at the expense of the requesting party and upon written request, make available during normal business hours to the other's agents, independent auditors and/or Government Entities such documents and information as may be available relating to the Assets, the Excluded Assets, the Assumed Obligations and the Excluded Liabilities for periods prior and subsequent to Closing to the extent necessary to facilitate the matters described above.

               7.2 Preservation and Access to Records Pertaining to the Assets After the Closing. After the Closing, Purchasers shall, in the ordinary course of business and as required by Law, keep and preserve all employee records and other records of the Sellers' operations existing as of the Closing and which constitute a part of the Assets delivered to Purchasers at Closing; provided that, Purchasers, at any time after the seventh anniversary of the Closing Date, upon not less than sixty (60) days' prior written notice to the Company, on behalf of Sellers, may dispose of such records in its possession relating to the Assets or any of the transactions contemplated herein, in accordance with Purchasers' record retention policies and applicable Law; provided further, that the Company, on behalf of Sellers, may, at its own cost and expense, retain, or make arrangements for the retention of, such records to which they would have a right of access under this Section 7.2, if the Company, on behalf of Sellers, notifies Purchasers in writing that Sellers desire to retain such records. Upon reasonable notice during normal business hours at the sole cost and expense of Sellers and upon Purchasers' receipt of appropriate consents and authorizations, Purchasers shall afford to the representatives of the Company, on behalf of Sellers, including its counsel and accountants, full and complete access to, and copies of, the records transferred to Purchaser at the Closing. Any access to the records of the Assets or

Purchasers' personnel granted to the Company, on behalf of Sellers, in this Agreement shall be upon the condition that any such access shall be conducted in a manner by the Company so as not to materially interfere with the business operations of Purchasers.

               7.3 Litigation Cooperation. After the Closing and subject to the provisions of Article 8 hereof, upon prior reasonable written request and with the reimbursement of reasonable out-of-pocket expenses paid by the party making the request, each party shall cooperate with the other in furnishing information, testimony and other assistance in connection with any Actions, Tax audits, or arrangements involving any of the parties hereto (other than in connection with disputes between the parties hereto) and based upon contracts, arrangements or acts of any party or any of their Affiliates that were in effect or occurred on or prior to Closing or that related to the Assets, including, without limitation, arranging discussions with, and the calling as witnesses of, officers, directors, employees, agents and representatives of the parties hereto.

               7.4 Allocation of Closing Purchase Price. After the Closing, the parties shall cooperate in good faith to agree on a fair and reasonable allocation of the Closing Purchase Price among the Assets, which allocation shall take into account Schedule 6.2(l) hereto, as required by Section 1060 of the Code and Treasury Regulations promulgated thereunder and any applicable foreign law. If the parties do not reach agreement on such allocation within ten
(10) Business Days from the Closing Date, the specific matters in dispute among the parties regarding such allocation shall be submitted to the Arbitrating Accountants, which firm shall make a final and binding determination as to such matter or matters. The Arbitrating Accountants shall deliver to the parties their written determination regarding the matters submitted to them within ten
(10) Business Days, which determination shall be binding and conclusive upon all parties with respect to the allocation of the Closing Purchase Price. Fees and expenses of the Arbitrating Accountants shall be paid 50% by Purchasers and 50% by Sellers. Upon determination of the allocation of the Closing Purchase Price in accordance with this Section 7.4, Sellers and Purchasers shall file all required information and tax returns (and any amendments thereto) in a manner consistent with this Section 7.4 and comply with the information reporting requirements of Section 1060 of the Code and Treasury Regulations promulgated thereunder and any applicable foreign law. If, contrary to the intent of the parties hereto as expressed in this Section 7.4, any U.S. or foreign taxing authority makes or proposes an allocation different from that contained in this
Section 7.4, Sellers and Purchasers shall cooperate with each other in good faith to contest such taxing authority's allocation (or proposed allocation); provided, however, that, after consultation with the party adversely affected by such allocation (or proposed allocation), another party hereto may file such protective claims or returns as may reasonably be required to protect its interests. JAKKS agrees to indemnify and hold harmless each of the Sellers from any Losses arising out of or resulting from any reallocation of the Closing Purchase Price among the Assets that is required by any U.S. or foreign taxing authority.

               7.5 Additional Covenants relating to Employees and Employee Benefits.

                      (a) Employment of U.S. Employees. As of or prior to the Closing, but subject to the consummation of the transactions contemplated by this Agreement, JAKKS US shall offer full-time or temporary employment to (or cause AdvanTech to offer or continue full-time or temporary employment of, and obtain from AdvanTech pursuant to the service agreement referred to in Section 6.3(k) the services of) each of the individuals who is co-employed by the Company and PA Distribution, other than the Stockholders who are entering into the Employment Agreements, on the Closing Date and identified on
Schedule 7.5(a) hereto (each, a "US Offer Employee"), in accordance with the following provisions: (i) the date on which the employment by Purchasers (or first receipt by Purchasers through AdvanTech of the services of) each US Offer Employee who accepts such offer of employment shall become effective (the "US Effective Date of Employment") shall be the first day after the Closing Date (each such US Offer Employee who becomes so employed by (or whose services are supplied by AdvanTech to) JAKKS US hereinafter being referred to as a "US Hired Employee" from and after the US Effective Date of Employment), (ii) the initial salary and base wage compensation payable to each US Hired Employee as of the US Effective Date of Employment shall be not less than the amount set forth on
Schedule 4.18(c) for such US Hired Employee, (iii) JAKKS US shall (or shall cause AdvanTech to) provide the US Hired Employees with employee benefits that are, in the aggregate, comparable to those benefits provided to similarly situated employees of JAKKS, (iv) JAKKS US shall (or shall cause AdvanTech to) credit for purposes of such employee benefits (including vacation and all other terms and conditions of employment dependent in whole or in part on service or seniority) all applicable service of such US Hired Employees with the Company and PA Distribution, and (v) for each US Offer Employee on leave of absence as of the Closing Date, or who was terminated prior to the Closing Date subject to reemployment or reinstatement rights in effect as of the Closing Date, JAKKS US shall (or shall cause AdvanTech to) reemploy or reinstate such US Offer Employee as a US Hired Employee to the same extent as the Company or PA Distribution would be required to reemploy or reinstate such individual but for the transaction contemplated by this Agreement.

                      (b) The Company's and PA Distribution's Obligations. Prior to Closing, the Company and PA Distribution shall provide written notice, which notice shall be subject to JAKKS US's prior review and approval, to all of their respective employees indicating that their employment by the Company and PA Distribution, as the case may be, shall terminate at the close of business on the Closing Date; provided, that, with respect to employees employed or co-employed by AdvanTech such notice may be provided by, or be subject to the prior review and approval of, AdvanTech.

                      (c) Purchasers' Obligations. At Closing, JAKKS US shall undertake those activities as may be required by Paychex to complete the transfer to JAKKS of sponsorship of the Play Along, Inc. 401(k) Profit Sharing Plan (the "Company Plan") as of the Effective Time, and shall assume the rights and obligations of sponsor and employer under any other Employee Plan (if any) sponsored by the Company and PA Distribution (other than an Employee Plan (A) maintained by AdvanTech or (B) to the extent that it is for the benefit of any or all of the Stockholders or their respective dependents) immediately prior to the Closing Date. Nothing in this subsection (d) shall restrict the right of JAKKS US or JAKKS to amend, merge, or terminate the Company Plan or any other Employee Plan (if any) assumed as set forth above, at any time after the Closing.

                      (d) WARN. Since JAKKS US agrees to offer employment to all of the US Offer Employees, the actions to be taken hereunder with respect to the Company and PA Distribution's employees are not anticipated to create any liability or obligation with respect to the WARN Act, and the Company and PA Distribution will have no obligation to provide the

Hired Employees and appropriate state and local government units with notice under the WARN Act. In the event that an issue arises under the WARN Act as a result of JAKKS US's actions following the Closing Date, JAKKS US agrees to indemnify and hold the Company and PA Distribution harmless for any and all liability, defense costs and attorneys' fees, as well as backpay, that the Company and PA Distribution may incur in connection with claims or litigation relating to the WARN Act.

                      (e) AdvanTech Obligations. JAKKS US shall assume from Sellers, the Company and PA Distribution all liability, responsibility and obligations for obligations to AdvanTech or employees (including unemployment compensation and COBRA continuation coverage to the extent such obligations arise under the service agreements between AdvanTech and Sellers), if any, that would otherwise be a liability of Sellers, the Company or PA Distribution under Sections 8(D) and 8(E) of the AdvanTech service agreements in effect with Sellers, the Company or PA Distribution immediately prior to Closing in the event of termination of such AdvanTech service agreements.

                      (f) HK Employees. As of or prior to the Closing, PA Hong Kong and JAKKS HK shall jointly inform each of the individuals who is employed by PA Hong Kong and identified on Schedule 7.5(f) hereto (each, a "HK Offer Employee") of the sale of the Assets hereby agreed and will issue a joint letter in accordance with the following provisions: (i) giving notice of termination of his employment with PA Hong Kong with effect from the first day after the Closing Date (the "HK Effective Date of Employment"), and (ii) containing an offer by JAKKS HK of re-engagement with immediate effect of each HK Offer Employee on terms no less favorable than the existing terms of employment; provided, that, the initial salary and base wage compensation payable to each HK Hired Employee as of the HK Effective Date of Employment shall be not less than the amount set forth in Schedule 4.18(c) for such HK Hired Employee. Each such HK Offer Employee who becomes so employed by JAKKS HK hereinafter being referred to as a "HK Hired Employee" from and after the HK Effective Date of Employment.

                      (g) HK Retirement Scheme.

                             (i) If all HK Offer Employees accept the offer of
employment made by JAKKS HK and become HK Hired Employees pursuant to Section 7.5(f) hereof, then, (A) in respect of such HK Hired Employees and subject to the agreement of the trustee of the PA Hong Kong Scheme, PA Hong Kong agrees to assign to JAKKS HK, and JAKKS HK agrees to assume, all the rights, obligations and liabilities of PA Hong Kong under the PA Hong Kong Scheme with effect from the HK Effective Date of Employment (and for the purpose of this Section, the PA Hong Kong Scheme shall be referred to as the "JAKKS HK Scheme" after the assignment); (B) for the purpose of the participation of each HK Hired Employee under the JAKKS HK Scheme, JAKKS HK agrees that the years of service of the HK Hired Employee with JAKKS HK shall include the years of service of such HK Hired Employee with PA Hong Kong; and (C) JAKKS HK agrees to execute such documents as may be necessary to give effect to the assignment provided herein.

                             (ii) If there is any HK Offer Employee who does not
accept the offer of employment made by JAKKS HK under Section 7.5(f) hereof, then, JAKKS HK undertakes to establish its own mandatory provident fund scheme (the "New JAKKS HK Scheme") by participating in a Master MPF Scheme and enroll the HK Hired Employees as members of the New JAKKS HK Scheme with effect from the HK Effective Date of Employment. JAKKS HK further agrees and undertakes that the terms of the retirement benefits provided to the HK Hired Employees under New JAKKS HK Scheme shall be no less favorable than those provided under the PA Hong Kong Scheme. For the purpose of the participation of each HK Hired Employee under the New JAKKS HK Scheme, JAKKS HK agrees that the years of service of the HK Hired Employee with JAKKS HK shall include the years of service of such HK Hired Employee with PA Hong Kong, and JAKKS HK shall procure the trustee of the JAKKS HK Scheme to give effect to the same.

                      (h) No Rights to Employees. Notwithstanding any provision herein, no term of this Agreement shall be deemed to create any contract between any Purchaser or JAKKS and any employee that gives the employee the right to be retained in the continued employment of any Purchaser or any related employer. The representations, warranties, covenants and agreements contained herein are for the sole benefit of the parties hereto, and employees and former employees of Sellers (other than the Stockholders) are not intended to be and shall not be construed as beneficiaries hereof.

               7.6 Delivery of Property Received by Sellers or Purchasers After Closing. Sellers agree that they will transfer or deliver to Purchasers, promptly after the receipt thereof, any cash or other property which any Seller receives after the Closing Date in respect of any Assets transferred or intended to be transferred to Purchasers under this Agreement. In addition, Purchasers agree that they will transfer or deliver to the Company, on behalf of Sellers, promptly after receipt thereof, any property which Purchasers receive after the Closing Date in respect of any Excluded Assets not transferred or intended to be transferred to Purchasers under this Agreement.

               7.7 JAKKS Appointed Attorney for Sellers. Sellers, effective at the Closing Date, hereby constitute and appoint JAKKS, its successors and assigns, the true and lawful attorney of Sellers, in the name of either JAKKS or Sellers (as JAKKS shall determine in its sole discretion) but for the benefit of
JAKKS: (i) to institute and prosecute all proceedings which JAKKS may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets as provided for in this Agreement; and (ii) to defend or compromise any and all Actions, in respect of any of the Assets, and to do all such acts and things in relation thereto as JAKKS shall deem advisable; provided, that, in no event shall this appointment apply with respect to the indemnification matters set forth in Article 8. Sellers acknowledge that the foregoing powers are coupled with an interest and shall be irrevocable. JAKKS shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof. JAKKS agrees to act in good faith in seeking to collect, assert or enforce any Action against any third party in accordance with this Section 7.7.

               7.8 Payment of Liabilities. Following the Closing Date, Purchasers and Sellers agree to discharge in accordance with their terms the Assumed Obligations and the Excluded Liabilities, respectively.

               7.9 Taxes.

                      (a) Tax Returns Through Closing Date. Sellers shall prepare and file on a timely basis all Tax Returns relating to the Assets with respect to all periods through and to the Closing Date and shall pay or cause to be paid when due all Taxes relating to the Assets for such periods, except as otherwise assumed by Purchasers pursuant to this Agreement.

                      (b) Subsequent Liability. If, subsequent to the Closing Date, any liability for Taxes relating to the Assets or the conduct of Sellers and/or the Stockholders is imposed on Purchasers and/or JAKKS with respect to any period prior to and including the Closing Date, then, Sellers and Stockholders, unless the liability is reflected on the Closing Balance Sheet, is disclosed on Schedule 4.11(a) or otherwise relates to any additional Taxes (but specifically excluding any related interest, fines or penalties) levied with respect to PA Hong Kong's business operations as reflected in its fiscal 2003 and March, 2004 Tax Returns, shall, jointly and severally, indemnify and hold Purchasers and JAKKS harmless, from and against, and shall pay, the full amount of, such Tax liability (as well as reasonable attorneys', accountants' or other fees and disbursements of Purchasers and JAKKS incurred in determination thereof or in connection therewith as provided in Section 8.4), or Sellers shall, at their sole expense and in their reasonable discretion, settle any Tax claim that may be the subject of indemnification under this Section 7.9(b) at such time and on such terms as they shall deem appropriate or assume the entire defense thereof; provided, that, Sellers shall not in any event take any position in such settlement or defense that subjects Purchasers, JAKKS or their Affiliates to any civil fraud or any civil or criminal penalty. If, subsequent to the Closing Date, any additional liability for Taxes (but specifically excluding any related interest, fines or penalties) is imposed on PA Hong Kong concerning its business operations as reflected in its fiscal 2003 and March, 2004 Tax Returns, then JAKKS HK shall indemnify and hold PA Hong Kong harmless, from and against, and shall pay, the full amount of, such additional Tax liability (with the exception of any related interest, fines or penalties) but PA Hong Kong shall be solely responsible for any reasonable attorneys', accountants' or other third party fees and disbursements incurred by JAKKS HK (in consultation with PA Hong
Kong) in the settlement or defense of such matter. Notwithstanding the foregoing, Sellers shall not consent, without the prior written consent of Purchasers and JAKKS, to any change in the treatment of any item which would, in any manner whatsoever, adversely affect the tax liability of Purchasers, JAKKS or their Affiliates for a period subsequent to the Closing Date.

                      (c) Certain Taxes. Except for any Taxes and fees payable with respect to the issuance of the JAKKS Shares at Closing, which Taxes and fees shall be the responsibility of JAKKS, all transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by Sellers when due. Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Law, Purchasers will join in the execution of any such Tax Returns and other documentation.

               7.10 Third Party Consents.

                      (a) In the event that as of the Closing Date any required consents, approvals and waivers have not been obtained by the parties, the Stockholders, Purchasers and Sellers will cooperate and use their respective commercially reasonable efforts to obtain as promptly as practicable following Closing all consents, approvals and waivers which have not been obtained as of the Closing Date required by third Persons to transfer the Assumed Contracts in a manner that will avoid any default, conflict or termination of rights under the Assumed Contracts. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 7.10(a) shall require the Stockholders, Purchasers or Sellers to expend any material sum, make a material financial commitment or grant or agree to any material concession to any third Person to obtain any such consent, approval or waiver.

                      (b) In the event that any and all consents, approvals or waivers necessary for the assignment, transfer or novation of any Assumed Contract, or any claim, right or benefit arising thereunder or resulting therefrom, or consents relating to sale of substantially all of the Assets, shall not have been obtained prior to the Closing Date, then as of the Closing, this Agreement, to the extent permitted by Law, shall constitute full and equitable assignment by Sellers to Purchasers of all of Sellers' right, title and interest in and to, and all of Sellers' obligations and liabilities as of the Effective Time under, such Assumed Contract, and Purchasers shall each be deemed Sellers' agent for purposes of completing, fulfilling and discharging the Assumed Obligations under any Assumed Contract. The parties shall take all reasonably necessary steps and actions to provide Purchasers with the benefits of such Contracts, and to relieve Sellers of the performance and other obligations thereunder arising after the Effective Time. Purchasers agrees to pay, perform and discharge, and Purchasers agree to indemnify Sellers against and hold Sellers harmless from, all obligations and liabilities of Sellers relating to such performance or failure to perform under such Contracts arising after the Effective Time. To the extent required in order to obtain a consent, approval or waiver to the transfer of any Contract described in Section 7.10(a), JAKKS agrees to pay, perform and discharge all obligations and liabilities of Sellers relating to such performance or failure to perform under any such Contract arising after the Effective Time.

                      (c) In the event Sellers shall be unable to make the equitable assignment described in Section 7.10(b), or if such attempted assignment would give rise to any right of termination, or would otherwise adversely affect the rights of Sellers or Purchasers under such Contract, or would not assign all of Sellers' rights thereunder at the Closing, Sellers and Purchasers shall continue to cooperate and use all reasonable efforts to provide Purchasers with all such rights. To the extent that any such consents and waivers are not obtained, or until the impediments to such assignments are resolved, Sellers shall use all reasonable efforts to (i) provide to Purchasers, at their request, the benefits of any such Contract, (ii) cooperate in any lawful arrangement designed to provide such benefits to Purchasers, and (iii) enforce, at the request of and for the account of Purchasers, any rights of Sellers arising from any such Contract against any third Person, including the right to elect to terminate in accordance with the terms thereof upon the advise of Purchasers. To the extent that Purchasers are provided the benefits of any Contract referred to herein (whether from Sellers or otherwise), Purchasers shall perform the obligations of Sellers thereunder, and Purchasers agree to pay, perform and discharge, and

Purchasers agree to indemnify Sellers against and hold Sellers harmless from, all obligations and liabilities of Sellers relating to such performance or failure to perform (but only to the extent such obligations or liabilities arise solely from acts of Purchaser after the Effective Time).

               7.11 Intellectual Property Matters. The Stockholders' Representative will promptly perform all acts and execute all documents, irrevocable powers of attorney, certificates, affidavits, instruments and agreements, including instruments of assignment in forms suitable for recording with the United States Patent and Trademark Office, The United States Register of Copyrights or any corresponding foreign office or agency, requested by the Purchaser at any time to evidence, maintain, record, perfect, document or enforce the Purchaser's interest in the Trade Rights set forth on Schedule 4.15(a) or otherwise in furtherance of the provisions of this Agreement and the transactions contemplated hereby.

               7.12 Post-Closing Management of Play Along Business

                      (a) During the Earn-out Period, provided that as of the end of the most recently completed Review Period there is no decline in the Adjusted Gross Profit as compared to the end of the prior Review Period (except with respect to the Adjusted Gross Profit for the 2004 Review Period, which will be compared to the Base), JAKKS and Purchasers, acting in good faith, shall (i) operate and permit the Stockholders as employees of JAKKS or a Purchaser to operate the Play Along Business in the manner substantially similar to the manner that the Play Along Business was operated during the twenty-four month period prior to the Effective Date (unless those practices are unreasonable and not consistent with prudent business practices), subject to the other provisions of Sections 7.12(a) and (b), and (ii) make funds, personnel and resources available on a timely basis so that the covenant in clause (i) above can be accomplished in a reasonable manner consistent with the amount and nature of same as a percentage of sales that were expended or used in the operation of the Play Along Business as operated as of the Closing Date or as set forth in the projections attached as Schedule 7.12(a), and (iii) not take any action (other than actions enforcing JAKKS' or a Purchaser's rights under any other agreement between them and Sellers or Stockholders) that would have the reasonably foreseeable consequence of reducing the Stockholders' ability as employees of JAKKS or a Purchaser to operate the Play Along Business and Sellers' ability to receive the Post-Closing Payments, and (iv) cause Purchasers to be maintained as separate wholly-owned subsidiaries of JAKKS, which will be operated independent of any other subsidiary of JAKKS and shall only sell Play Along Products. For the avoidance of doubt and notwithstanding anything in this Agreement or the Related Documents to the contrary, the parties agree that, to the extent Sellers have not obtained at Closing one or more consents to assignment required under any of the Assumed Contracts, JAKKS and Purchasers shall be under no obligation during the Earn-out Period to pay any consideration (whether in the form of a one-time payment, increased royalty rate or guarantee or otherwise) or make any other concession necessary to obtain the consent to assignment required under those Assumed Contracts unless Purchasers and Stockholders agree that such consideration or the economic effect of such concession shall become an adjustment to EBITDA and/or Adjusted Gross Profit. During the Earn-out Period, none of JAKKS or Purchasers will take any of the following actions without the prior written approval of a majority of the Stockholders: (i) sell, lease or otherwise dispose of all or a material portion of the consolidated assets of Purchasers; or (ii) effect any transaction that would be a consolidation or merger of Purchasers with or into any other corporation or corporations or the sale, transfer or assignment of securities of Purchasers, unless the obligations of JAKKS and Purchasers in this Section 7.12(a) are assumed by the transferee or successor or surviving entity.

                      (b) Notwithstanding the restrictions on JAKKS and Purchasers in Section 7.12(a), (i) each of Sellers and Stockholders acknowledge that they will work with JAKKS and Purchasers to implement reasonable operating efficiencies to the extent possible by consolidating certain general and administrative, legal, accounting, warehousing and shipping functions and overseas operations that are duplicated by JAKKS' and/or its Affiliates and Seller's staff; provided, that, the implementation of any suggested change by JAKKS and/or Purchasers pursuant to this Section 7.12(b), other than a change to outside legal or accounting firms, shall be subject to the consent of a majority of the Stockholders, which consent shall not be unreasonably withheld or delayed (the reasonableness of the granting or denial of such consent shall be determined by whether the requested change would interfere in a material manner with the maximization of Adjusted Gross Profit during the Earn-out Period); provided, further, that the foregoing consent of the Stockholders shall be required only for so long as there is no decline in the Adjusted Gross Profit as of the end of the most recently completed Review Period as compared to the end of the prior Review Period (except with respect to the Adjusted Gross Profit for the 2004 Review Period, which will be compared to the Base), and (ii) such restrictions shall not be applied in a manner that would interfere with JAKKS' ability to implement such internal controls that satisfy the requirements of the legislation known as the Sarbanes-Oxley Act of 2002, the term "internal controls" being used in the same manner as under such legislation, or with JAKKS' ability to fulfill its reporting requirements under the Securities Act and Exchange Act.

               7.13 Securities Law Filings. Sellers and the Stockholders shall, and shall cause the accountants of Sellers' to, cooperate with JAKKS and its accountants in the provision of such information and documents as may be reasonably required in order to complete any filings required under the Exchange Act or other United States securities laws or Blue Sky Laws relating to the transactions contemplated by this Agreement. JAKKS shall reimburse Sellers' accountants for all reasonable fees and expenses incurred by them in providing such cooperation.

               7.14 Transfer of Domain Names. Sellers shall respond affirmatively to the request from the Registrar for the transfer of the Domain Names within 24 hours of its receipt by Sellers, and provide all required documentation in accordance therewith. Sellers do hereby covenant and agree with Purchasers to provide, execute, or send such other information, electronic mail messages, instruments or other documents and to take such other and further actions as may be necessary or appropriate to accomplish the transfer of the Domain Names upon Purchasers' reasonable request. Sellers do hereby covenant and agree with Purchasers that Purchasers may take control of the Domain Names immediately upon transfer by Registrar.

               7.15 Company Name. Sellers expressly agree that, on and after the Closing Date, no Seller shall have any right, title or interest in any trade names, trademarks, identifying logos or service marks employing the words "Play Along," or any variation thereof or any other trademarks, service marks, product line names, trade dress or other Trade Rights included among the Assets or confusingly similar thereto. Each Seller agrees that without the prior written consent of Purchasers, neither it nor any of its Affiliates shall make any use of the name "Play

Along" or any variation thereof from and after the Closing Date. Each Seller shall provide to Purchasers at Closing, for that Seller and each of its subsidiaries, a certified copy of the board and stockholder resolutions effectuating a name change as well as a fully executed amendment to its Certificate of Incorporation (or equivalent document). Purchasers shall be authorized to file such amendments on the Sellers' behalf at any time after the Closing.

               7.16 Access Codes and Combinations. Immediately following the Closing, Sellers and Stockholders shall cooperate with and notify Purchasers with regard to all source and access codes to computers that are included among the Assets and that Sellers are licensed and authorized to divulge, combinations to safe(s) and the location of keys to safe deposit boxes, and vehicles, if any, concerning the Play Along Business.

               7.17 Guaranty.

                      (a) JAKKS unconditionally guarantees the full and prompt payment and performance, when due, and at all times thereafter, of all obligations of Purchasers to Sellers or Stockholders under this Agreement and to fund the respective financial obligations of Purchasers under each Stockholder's Employment Agreement as well as the Related Documents to the extent JAKKS is not a primary obligor thereunder ("JAKKS Guaranty"). This is a guaranty of payment and performance and is not a guaranty of collection. JAKKS's obligations under the JAKKS Guaranty will not be limited or abrogated by the waiver, consent, extension, forbearance or granting of any indulgence by Sellers or Stockholders with respect to any provision or obligation under the Agreement. JAKKS hereby waives any requirement of law that Sellers must exhaust any remedy against Purchasers before proceeding against JAKKS.

                      (b) Each of the Stockholders unconditionally guarantees the full and prompt payment and performance, when due, and at all times thereafter, of all obligations of Sellers under this Agreement ("Stockholders Guaranty"). This is a guaranty of payment and performance and is not a guaranty of collection. Each of the Stockholder's obligations under the Stockholders Guaranty will not be limited or abrogated by the waiver, consent, extension, forbearance or granting of any indulgence by Purchasers or JAKKS with respect to any provision or obligation under the Agreement. Each of the Stockholders hereby waives any requirement of law that Purchasers and/or JAKKS must exhaust any remedy against Sellers before proceeding against all or any of the Stockholders.

        8. Indemnification.

               8.1 By Sellers and Stockholders. In addition to their respective indemnification obligations set forth elsewhere in this Agreement, Sellers and Stockholders, jointly and severally, will, subject to Sections 8.3 and 9.8, defend, indemnify and hold harmless each Purchaser, JAKKS and their respective Affiliates, officers, directors, stockholders, employees, agents and successors and assigns from and against any and all damages, losses, liabilities, expenses (including reasonable fees and disbursements of counsel), Actions, Encumbrances and other obligations whatsoever (individually a "Loss" and, collectively, "Losses"), arising out of, resulting from or otherwise relating to (i) any inaccuracy, misrepresentation or breach of any of their respective representations and warranties in this Agreement, the schedules or exhibits hereto or in the Related Documents delivered by Sellers and/or Stockholders pursuant to this Agreement, with the exception of the representations and warranties set forth in Sections 4.5 and 4.9, (ii) any breach of any of their respective covenants and agreements in this Agreement, the schedules or exhibits hereto or in the Related Documents delivered by Sellers and/or Stockholders pursuant to this Agreement, (iii) any inaccuracy, misrepresentation or breach of their respective representations and warranties in Sections 4.5 and 4.9 of this Agreement, and (iv) the Excluded Assets or Excluded Liabilities.

               8.2 By Purchasers and JAKKS. In addition to their respective indemnification obligations set forth elsewhere in this Agreement, Purchasers and JAKKS, jointly and severally, will, subject to Sections 8.3 and 9.8, defend, indemnify and hold harmless Sellers and Stockholders and their respective Affiliates, officers, directors, stockholders, employees, agents, successors and assigns from and against any and all Losses arising out of, resulting from or otherwise relating to (i) any inaccuracy, misrepresentation or breach of any of Purchasers' and JAKKS' representations and warranties in this Agreement, the schedules or exhibits hereto or in the Related Documents delivered by Purchasers and/or JAKKS pursuant to this Agreement, with the exception of the representations and warranties set forth in Sections 5.7 and 5.8, (ii) any breach of any of their respective covenants and agreements in this Agreement, the schedules or exhibits hereto or in the Related Documents delivered by Purchasers and/or JAKKS pursuant to this Agreement, including any of the obligations or duties to or in relation to the employment of any of the HK Offer Employees or HK Hired Employees following Closing (including any liability arising out of the termination or dismissal of any HK Offer Employees or out of any change of employer occurring by virtue of this Agreement), (iii) the termination of employment of the HK Offer Employees with PA Hong Kong and the transfer of their employment from PA Hong Kong to JAKKS HK, (iv) the transfer and assignment of the PA Hong Kong Scheme (as defined in Section 7.5(g)) from PA Hong Kong to JAKKS HK, and/or the transfer and assignment of any employee benefits plan of the HK Offer Employees from PA Hong Kong to JAKKS HK, (v) any inaccuracy, misrepresentation or breach of their respective representations and warranties in Sections 5.7 and 5.8 of this Agreement, (vi) the Assumed Obligations, and (vii) any Third Party Claims pertaining to Product Liability and the Play Along Products except to the extent such Losses result from any inaccuracy, misrepresentation or breach of the representations and warranties set forth in Section 4.22.

               8.3 Limitations.

                      (a) The Sellers and Stockholders shall be obligated to indemnify for Losses (determined without regard to any materiality qualification contained in any representation, warranty or covenant giving rise to a claim for indemnity hereunder) arising out of, resulting from or otherwise relating to any of the events described in clause (i) of Section 8.1 only to the extent that the aggregate amount of such Losses exceed Two Million Dollars ($2,000,000). The Purchasers and JAKKS shall be obligated to indemnify for Losses (determined without regard to any materiality qualification contained in any representation, warranty or covenant giving rise to a claim for indemnity hereunder) arising out of, resulting from or otherwise relating to any of the events described in clause (i) of Section 8.2 only to the extent that such Losses exceed Two Million Dollars ($2,000,000).

                      (b) In no event shall the aggregate indemnification liability of Sellers and Stockholders pursuant to Section 8.1 exceed the sum of $43,000,000; provided, however, that such limitation shall not apply to any obligation to indemnify for Losses from Actions brought on the basis of intentional misrepresentation or fraud or Losses arising out of, resulting from or otherwise relating to the Excluded Assets or Excluded Liabilities. In no event shall the aggregate indemnification liability of Purchasers and JAKKS pursuant to Section 8.2 exceed $43,000,000; provided, however, that such limitation shall not apply to any obligation to indemnify for Losses from Actions brought on the basis of intentional misrepresentation or fraud or Losses arising out of, resulting from or otherwise relating to the Assumed Obligations.

                      (c) The amount of any Losses for which indemnification is provided under this Agreement (whether pursuant to this Article 8 or otherwise) shall be limited to the net after-tax effect of actual damages and shall be reduced by the amount of any insurance proceeds received by the Indemnified Party pursuant to any insurance policy as a result of the Losses giving rise to such indemnification payment. Notwithstanding anything herein to the contrary, in the absence of intentional misrepresentation or fraud no party shall be held liable for consequential, special or punitive damages.

                      (d) In the event of the breach of any representation, warranty, covenant or agreement contained in this Agreement, the schedules and exhibits hereto or in the Related Documents, other than the right to bring an action for intentional misrepresentation or fraud, the sole and exclusive right and remedy of the parties hereto for money damages shall be a claim for indemnification (i) pursuant to this Article 8 and/or (ii) as provided by the specific covenant or agreement at issue.

               8.4 Procedural Matters.

                      (a) A party intending to claim indemnification under this Agreement (whether pursuant to this Article 8 or otherwise) ("Indemnified Party") must notify, in writing, the party from whom indemnification is sought ("Indemnifying Party") promptly after learning of any Loss, Action or any other fact which, if true, would entitle the Indemnified Party to indemnification under this Agreement (the "Notice of Claim"); provided, however, the Indemnified Party's failure to give prompt notice shall not constitute a defense (in whole or in part) to any claim by the Indemnified Party against the Indemnifying Party for indemnification, except and only to the extent that such failure shall have caused or materially increased such liability or materially and adversely affected the ability of the Indemnifying Party to defend against or reduce its liability.

                             (i) A Notice of Claim shall set forth (A) a brief
description of the nature of the potential or actual Loss and (B) to the extent then feasible the total amount of Loss anticipated (including any costs or expenses that have been or may be reasonably incurred in connection therewith). Payment of the amount of actual Loss due the Indemnified Party as set forth in a Notice of Claim shall be made by the Indemnifying Party no later than the thirtieth (30th) day after the date of the Notice of Claim (or such later date as the Indemnifying Party receives written notice that an actual Loss has occurred), unless the provisions of subsection 8.4(a)(ii) are applicable.

                             (ii) If the Indemnifying Party (acting reasonably)
shall reject any Loss as to which a Notice of Claim is sent by the Indemnified Party, the Indemnifying Party shall give written notice of such rejection to the Indemnified Party within thirty (30) days after receipt of the Notice of Claim. Upon such rejection, the parties shall attempt in good faith to resolve any disagreement, and payment of the amount of actual Loss shall be made by the Indemnifying Party within five
(5) days of mutual resolution of any disagreement. If any such disagreement remains unresolved as of the forty-fifth (45th) day after receipt of the Notice of Claim, the dispute shall be determined by an independent third party selected jointly by Purchasers and Sellers, and the decision of such third party shall, in the absence of manifest error, be final and binding on all parties. If the Notice of Claim is determined by such third party to be proper, payment of the amount of Loss due the Indemnified Party as set forth in the Notice of Claim shall be made by the Indemnifying Party no later than the fifth (5th) business day after such determination is rendered.

                      (b) As a condition precedent to any claim by an Indemnified Party for indemnification under this Agreement for any Action instituted by a third party the liability or the costs or expenses of which are Losses (a "Third Party Claim"), the Indemnified Party must tender the defense of the Third Party Claim to the Indemnifying Party in the Notice of Claim. The Indemnifying Party may undertake the defense of the Third Party Claim with counsel reasonably acceptable to the Indemnified Party by notice to the Indemnified Party not later than thirty (30) days after receiving notice of such Third Party Claim.

                      (c) The Indemnifying Party's failure to confirm to the Indemnified Party that it will undertake such defense shall be deemed to be a waiver by the Indemnifying Party of its right to undertake the defense of that Third Party Claim. If, however, the Indemnifying Party undertakes the defense of a Third Party Claim, the Indemnified Party will, at the Indemnifying Party's expense, (i) reasonably cooperate with the Indemnifying Party and its counsel in the investigation and defense of that Third Party Claim and (ii) have the right to participate in such investigation and defense; provided, that, the Indemnifying Party will control the negotiation, tactics, trial, appeals and other matters and proceedings related to that claim, except that the Indemnifying Party will not, without the prior written consent of the Indemnified Party, require the Indemnified Party to take or refrain from taking any action, or make any public statement, which the Indemnified Party reasonably considers to be against its interest, or consent to any settlement that requires the Indemnified Party to make any payment that is not fully indemnified by the Indemnifying Party under this Agreement.

                      (d) If the Indemnifying Party does not undertake the defense of any Third Party Claim, the Indemnified Party, at the expense of the Indemnifying Party, may undertake the defense of that claim with counsel of its choosing and the Indemnifying Party in that event shall reasonably cooperate with the Indemnified Party and its counsel in the investigation and defense of that Third Party Claim, but the Indemnified Party will control such investigation and defense at the expense of the Indemnifying Party.

                      (e) Notwithstanding anything contained in this Section 8.4 to the contrary, if both the Indemnifying Party and the Indemnified Party are named as parties or subject to such Third Party Claim and either such party determines with advice of counsel that a material conflict of interest between such parties may exist in respect of such Third Party Claim, the Indemnifying Party may decline to assume the defense on behalf of the Indemnified Party or the Indemnified Party may retain the defense on its own behalf, and, in either such case, after notice to such effect is duly given hereunder to the other party, the Indemnifying Party shall be relieved of any obligation to assume the defense on behalf of the Indemnified Party, but shall be required to pay the out-of-pocket legal costs and expenses (such as reasonable attorneys' fees and disbursements) of such defense; provided, however, that the Indemnifying Party shall not be liable for such expenses on account of more than one separate firm of attorneys (and, if necessary, local counsel) at any time representing such Indemnified Party in connection with any Third Party Claim or separate Third Party Claim in the same jurisdiction arising out of or based upon substantially the same allegations or circumstances.

                      (f) The Indemnified Party and the Indemnifying Party agree to make available to each other, their counsel and other representatives, all information and documents available to them that relate to any Third Party Claim, and to render to each other such assistance as may reasonably be requested to ensure the proper and adequate defense of such Third Party Claim.

                      (g) Each Indemnified Party shall take commercially reasonable actions to mitigate Losses, including pursuing insurance claims and Third Party Claims, and shall reasonably consult and cooperate with each Indemnifying Party with a view towards mitigating Losses, in connection with claims for which an Indemnified Person seeks indemnification hereunder.

        9. Additional Provisions.

               9.1 Successors and Assigns, Assignability, Beneficiaries. This Agreement will be binding upon and will inure to the benefit of Sellers, Purchasers and JAKKS and their respective successors and permitted assigns. Neither this Agreement nor any obligation hereunder will be assignable except with the prior written consent of Purchasers and Sellers. Notwithstanding the preceding sentence, Purchasers and JAKKS may assign all or any part of their respective rights and obligations under this Agreement to one or more Affiliates, except as provided in Section 7.12. Nothing in this Agreement, express or implied, is intended to confer on any Person (other than the parties or their respective successors and permitted assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

               9.2 Notices. All notices which are required by or may be given pursuant to the terms of this Agreement must be in writing and must be delivered personally, sent by certified mail, return receipt requested, postage prepaid, facsimile (with written confirmation of transmission) provided, that, notice is also sent via first class, postage prepaid, mail, or sent for next-day delivery by a nationally recognized overnight delivery service as follows:

               If to Sellers:          Play Along, Inc. (to be changed to
                                       EFG Toys, Inc.)
                                       800 Fairway Drive, Suite 295
                                       Deerfield Beach, Florida 33441
                                       Tel. No.: (954) 596-2210
                                       Fax No.:  (954) 596-8710
               with a copy to:         Kenneth G. Kolmin, Esq.
                                       Sonnenschein Nath & Rosenthal LLP
                                       8000 Sears Tower
                                       Chicago, IL  60606
                                       Tel. No.: (312) 876-8000
                                       Fax No.: (312) 876-7934

               If to Stockholders:     To their respective addresses as set
                                       forth on Schedule 9.2.

               with a copy to:         Kenneth G. Kolmin, Esq.
                                       Sonnenschein Nath & Rosenthal LLP
                                       8000 Sears Tower
                                       Chicago, IL  60606
                                       Tel. No.: (312) 876-8000
                                       Fax No.: (312) 876-7934

               If to Purchasers or     JPI/V Acquisition Corp.
               JAKKS:                  22619 Pacific Coast Highway, Suite 250
                                       Malibu, CA 90265
                                       Attn: Joel Bennett
                                       Tel. No.: (310) 455-6210
                                       Fax No.: (310) 455-6352

                                       JP-PA (HK) Limited
                                       Room 718, 7-F, AIA Tower
                                       New World Centre
                                       20 Salisbury Road, Tsim Sha Tsui
                                       Kowloon, Hong Kong
                                       Attn:  Company Secretary
                                       Tel. No.:  (852) 2311-1386
                                       Fax No.:  (852) 2366-8247

                                       JAKKS Pacific, Inc.
                                       22619 Pacific Coast Highway
                                       Malibu, CA  90265
                                       Attn:  Joel Bennett
                                       Tel. No.:  (310) 455-6210
                                       Fax No.:  (310) 455-6352

               with a copy to:         Murray L. Skala, Esq.
                                       Feder, Kaszovitz, Isaacson, Skala, Weber,
                                          Bass & Rhine LLP
                                       750 Lexington Ave
                                       New York, NY  10022-1200
                                       Tel. No.: (212) 888-8200
                                       Fax No.: (212) 888-7776

Any of the addresses set forth above may be changed from time to time by written notice from the party requesting the change.

        Such notices and other communications will be treated for all purposes of this Agreement as being effective immediately if delivered personally or by facsimile (with written confirmation of transmission), or five days after mailing by certified mail, return receipt requested, first class postage prepaid, or one day after deposit for next business day delivery by a nationally recognized overnight delivery service.

               9.3 Amendments and Waivers. The waiver, amendment or modification of any provision of this Agreement or any right, power or remedy under this Agreement, whether by agreement of the parties hereto or by custom, course of dealing or trade practice, will not be effective unless in writing and signed by the party or parties against whom enforcement of such waiver, amendment or modification is sought. Except as otherwise provided in this Agreement, no failure or delay by any party in exercising any right, power or remedy with respect to any of the provisions of this Agreement will operate as a waiver of such provisions or any other provisions.

               9.4 Severability. If any provision of this Agreement or the application of any such provision is held to be prohibited or unenforceable in any jurisdiction, such provision will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. The remaining provisions of this Agreement will remain in full force and effect, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto will use their best efforts to replace the provision that is contrary to law with a legal one approximating to the extent possible the original intent of the parties.

               9.5 Exhibits. The schedules and exhibits that are attached to and referred to in this Agreement are incorporated in and are an integral part of this Agreement.

               9.6 Integration and Entire Agreement. This Agreement and the Related Documents set forth the entire understanding between the parties, supersede all previous and contemporaneous written or oral negotiations, commitments, understandings, and agreements relating to the subject matter of this Agreement and the Related Documents and merge all prior and contemporaneous discussions between or among the parties or any of their respective Affiliates.

               9.7 Counterparts and Headings. For the convenience of the parties, this Agreement may be executed in one or more counterparts, including by facsimile, each of which will be deemed an original, but all of which together shall constitute one and the same agreement. All headings and captions are inserted for convenience of reference only and will not affect the meaning or interpretation of any provision in this Agreement.

               9.8 Survival. All representations and warranties of Stockholders, Sellers, Purchasers and JAKKS made in this Agreement and the Related Documents will survive the Closing for a period of twenty (20) months following the Closing Date. Notwithstanding the foregoing, (i) the representations and warranties contained in Section 4.5 will survive without time limit, and (ii) the representations and warranties contained in Sections 4.11, 4.14, 4.18, 5.2 and 5.8 will survive until six (6) months after the expiration of the applicable statutes of limitation relating to claims with respect thereto. Notwithstanding anything to the contrary contained herein, any representation or warranty in respect of which indemnity may be sought under Article 8 shall survive the time at which it would otherwise terminate pursuant to this Section 9.8, if the Notice of Claim with respect to the inaccuracy or breach giving rise to such right to indemnity shall have been given to the Indemnifying Party prior to such time. This Section 9.8 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

               9.9 Expenses. Stockholders and Sellers, jointly and severally, and Purchasers and JAKKS will each pay the fees and expenses of their respective counsel, accountants and other experts incident to the negotiation and preparation of this Agreement, the schedules and exhibits hereto and the Related Documents; provided, that, Purchasers shall pay up to $500,000 of the legal and accounting expenses of Sellers relating to the transactions contemplated by this Agreement to the extent that the Closing Net Worth equals or exceeds the Target Closing Net Worth.

               9.10 Interpretations. As used herein, the words "ordinary course" or "ordinary course of business" means the ordinary course of commercial operations customarily engaged in by Sellers consistent with past practices and specifically does not include (i) the incurrence of any material liability for any tort or any breach of or default under any Contract or Law, (ii) the failure to meet obligations of Sellers as they become due or payable or (iii) any actions or omissions by Sellers taken or not taken in contemplation of the marketing or sale of the Play Along Business or Assets or any part thereof, or of any merger, consolidation, tender offer or other business combination involving all or any Seller. The qualification or limitation of any statement made herein to a party's "knowledge" or to a matter "known" to a party refers to such party's actual knowledge after reasonable inquiry and with respect to Sellers, knowledge shall only refer to the actual knowledge after reasonable inquiry of Jay Foreman, Charles Emby and Lawrence Geller, which reasonable inquiry as to matters pertaining to Sellers' internal affairs and operations shall be limited to the senior sales, licensing, financial and accounting employees of each Seller and general manager of PA Hong Kong. As used herein "including" shall be deemed to be followed by "including, without limitation," and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. As used herein, words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa, unless the context otherwise requires.

               9.11 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments, powers of attorney, and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

               9.12 Confidentiality. Except as required by Law, the parties hereto shall hold, and shall cause their respective officers and authorized representatives and agents to hold, any non-public information obtained from the other parties hereto in confidence to the extent required by, and in accordance with the provisions of, the Non Disclosure Agreement, dated January 14, 2004, between the Sellers and JAKKS (the "Confidentiality Agreement"). Moreover, on and at all times after the Closing Date, the Stockholders and Sellers shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in their possession that relates to the Play Along Business, the Assets, Purchasers or JAKKS. Notwithstanding any other express or implied agreement to the contrary, the parties hereto agree that each of them and each of their employees, representatives and other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except where confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms "tax treatment" and "tax structure" have the meanings specified in Treasury Regulation section 1.6011-4(c).

               9.13 Risk of Loss. The risk of loss or damage to any of the Assets subject hereto shall remain with Sellers until the Effective Time, and Sellers shall maintain their respective insurance policies covering the Assets through the Effective Time. All insurance proceeds (or rights thereto) attributable to the damage, destruction or casualty loss of any of the Assets prior to the Effective Time shall be included among the Assets assigned to Purchasers at Closing.

               9.14 Public Announcements. No Seller shall issue, or permit any of its agents or Affiliates to issue, any press releases or otherwise make, or permit any of their respective agents or Affiliates to make, any public or other statements, with respect to this Agreement, the Related Documents and the transactions contemplated hereby and thereby without the prior written consent of Purchasers.

               9.15 Remedies Cumulative; Specific Performance. Except as set forth in Article 8, the rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such breach or threatened breach.

               9.16 Drafting. Each party acknowledges that its legal counsel participated in the preparation of this Agreement. The parties stipulate, therefore, that the rule of construction that ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement to favor any party against the other.

               9.17 Governing Law. This Agreement will be construed, governed and enforced in accordance with the internal laws of the State of New York without regard to the conflicts of law principles thereof.



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

               9.18 JURISDICTION; WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY (I) IRREVOCABLY CONSENTS AND SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND (II) WAIVES ANY OBJECTION TO VENUE IN THE COUNTY OF NEW YORK, NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


                  [Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                            JPI/V ACQUISITION CORP.

                                            By:    /s/ Jack Friedman
                                                   -----------------------------
                                                   Jack Friedman
                                                   Chairman and Chief Executive
                                                   Officer

                                            JP-PA (HK) LIMITED

                                            By:    /s/ Jack Friedman
                                                   -----------------------------
                                                   Jack Friedman
                                                   Director

                                            JAKKS PACIFIC, INC.

                                            By:    /s/ Jack Friedman
                                                   -----------------------------
                                                   Jack Friedman
                                                   Chairman and Chief Executive
                                                   Officer


PA DISTRIBUTION, INC.

By:    /s/ Lawrence Geller
       ---------------------
Name:  Lawrence Geller
Title: President

PLAY ALONG, INC.

By:    /s/ Lawrence Geller
       ---------------------
Name:  Lawrence Geller
Title: President

PLAY ALONG (HONG KONG) LIMITED

By:    /s/ Lawrence Geller
       -----------------------
Name:  Lawrence Geller
Title: President

/s/ Jay Foreman
------------------------------
Jay Foreman

/s/ Charles Emby
-------------------------------
Charles Emby

/s/ Lawrence Geller
--------------------------------
Lawrence Geller



                                    S 2.4-1